UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Alignment Healthcare, Inc.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 PROXY STATEMENT

A NEW ERA OF AGING.

Alignment Healthcare, Inc.

April 26, 2023

Dear Fellow Stockholders:

Alignment Healthcare, Inc. (“Alignment”) was founded on the principle of creating a standard of health care that puts the senior first. We strive to offer members what they need, where and when they need it. By focusing on serving our members, we believe we can improve the health and well-being of seniors across the United States.

One of the key priorities since our initial public offering was to meet or exceed our guidance range across each of our four key performance indicators (“KPIs”): total revenue, health plan membership, adjusted gross profit and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). We successfully delivered on that goal by meeting or exceeding our guidance range for all four KPIs for eight straight quarters.

In today’s climate, balancing disciplined growth and high quality with prudent fiscal management is key. We are focused on growth while prioritizing margins, moving toward becoming adjusted EBITDA positive and minimizing cash burn. The Centers for Medicare & Medicaid Services (“CMS”) is increasing the standards of our industry, which we view as a good thing. The increased standards encourage all Medicare Advantage (“MA”) plans to have a durable model emphasizing quality at a low cost – our mission from day one. Alignment is better positioned than ever to stand out amongst its peers. Our purpose-built AVA® technology platform and Care Anywhere care delivery model continue to produce strong operating results and are what differentiate us in the marketplace.

Last year was another strong year for Alignment with outstanding achievements, including:

•
23% year-over-year revenue growth as of Dec. 31, 2022;
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~95% of members in plans that received 4 Stars or better under CMS’s 5 Star Quality Rating System, including a 5 Star rating in North Carolina for the 2023 plan year;
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A Net Promoter Score (“NPS”) of greater than 60, which is significantly higher than the MA national average NPS of 40 and includes an NPS of greater than 70 for our Care Anywhere program;
•
Improved clinical outcomes across markets thanks to our Care Anywhere care delivery model powered by AVA insights, including:
o
Members in our Care Anywhere program show a 32% net reduction in institutional claims expense 12 months after engagement versus Care Anywhere-eligible members who did not enroll in the program.
o
At-risk members across all chronic condition cohorts saw 47% lower emergency room ("ER") visits per thousand versus traditional Medicare, including a 58% reduction in ER utilization for members with six or more chronic conditions.
o
At-risk members who have been with us for at least six years have experienced an average 10% improvement in the medical benefits ratio, going from 88% to 78%.
o
Fewer than 155 inpatient admissions per thousand in each of our new states, nearly 40% better than traditional Medicare, which averages over 250 inpatient admissions per thousand – a powerful testament to the replicability of our care model.

In 2023, we will aim to strengthen six key areas that will allow us to scale successfully:

•
Quality: We are doubling down on our quality and cost initiatives, which have been the foundational element of our company for sustained growth both inside and outside of California. For 2024, it is a strategic priority to maximize our Stars rating outcomes, the importance of which is evidenced by our successful 2023 plan year annual enrollment period in North Carolina, where we achieved our first 5-star plan.
•
Clinical Innovation: We continually invest in our AVA and Care Anywhere capabilities. We have developed the Safety Assessment Fall Education program to proactively identify intrinsic and extrinsic risks contributing to falls, the leading cause of senior injuries.
•
Network: We are deepening relationships with our provider partners and expanding our networks to create greater access for members. We have established a strategic geographic footprint across six states and remain focused on going deep in each market. Our market share in our most penetrated counties is 28%, and with less than a 3% share across our 52 counties today, we see a significant opportunity to strengthen our presence in existing counties. Furthermore, more than 30% of all Medicare eligibles reside in our six states, representing a long growth runway as we expand into contiguous counties within these existing states.
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Products: We will increase the richness of our products heading into 2024 while balancing long-term margin objectives.
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Distribution: We are employing a broader, more balanced distribution strategy. We will continue to invest in our durable relationships with third-party brokers that have consistently delivered while we add internal sales agents and a greater online sales presence.
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Operational Excellence: We are continuing to invest in growing the company and improving our back-office operations to yield better member retention, more operating scale and enhanced workflows. Our operating scale economies are evidenced by California becoming adjusted EBITDA positive in 2022.

Our results underscore our approach to doing well by doing good for our members. Alignment is deploying our winning model with a disciplined growth strategy that continues to differentiate us from our peers. We believe it will take the company from good to great.

On behalf of the Alignment Healthcare Board of Directors, it is our pleasure to invite you to attend our second Annual Meeting of Stockholders on June 6, 2023, at 8:00 a.m. PDT. The Annual Meeting will be held virtually via audio-only webcast at www.proxydocs.com/ALHC. You can listen to the meeting live, submit questions and vote online during the Annual Meeting.

Our Board and management team remain committed to creating long-term value. Thank you for your continued support throughout the past year. We look forward to speaking with you at the Annual Meeting.

Sincerely,

John Kao	Joseph Konowiecki	Margaret McCarthy
Chief Executive Officer	Chairman of the Board	Lead Independent Director

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of Alignment Healthcare, Inc. (the “Annual Meeting”) will be held on June 6, 2023, at 8:00 a.m. Pacific Time.

Items of Business

Matters to be voted on at the Annual Meeting are as follows:

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Proposal 1: Election of four nominees identified in the accompanying proxy statement to serve as Class II directors to hold office until the 2026 Annual Meeting of Stockholders;
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Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
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Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Named Executive Officers” or “NEOs”).

Items of business may also include transacting other business as may properly come before the meeting or any adjournment of the meeting. The Proxy Statement accompanying this notice describes each of the items of business in more detail.

Access to the Meeting

The Annual Meeting will be held via live audio webcast available at www.proxydocs.com/ALHC. Please see the “Commonly Asked Questions and Answers About the Annual Meeting” section in the attached Proxy Statement for information on registration to attend the Annual Meeting. Stockholders will be able to participate, vote, view the list of stockholders of record and submit questions from any location.

Record Date & List of Stockholders

Our Board has set the record date as of April 10, 2023 (the “Record Date”). Only stockholders that owned Alignment common stock at the close of business on that day are entitled to notice of and may vote at the Annual Meeting or any adjournment of the meeting. A list of Alignment’s stockholders of record will be available at our corporate headquarters and principal executive offices located at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868 at least ten days prior to June 6, 2023. Additionally, instructions regarding how to view a complete list of these stockholders will be provided to you by email after you have completed registration to attend the Annual Meeting.

How to Vote Your Shares

By Internet Go to www.proxydocs.com/ALHC and follow the instructions.	By Telephone Dial toll-free 866-314-3346 using any touch-tone telephone and follow the recorded instructions.
By Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.	In Person (Virtual) Attend our virtual Annual Meeting and cast your vote using the webcast voting options.

Whether or not you expect to attend the Annual Meeting, please make sure you vote so that your shares will be represented at the meeting.

By Order of the Board of Directors

Richard Cross

General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2023

This Notice of Annual Meeting, the Proxy Statement and our fiscal year 2022 Annual Report are available on the investor relations section of our website at https://ir.alignmenthealth.com/. Additionally, you may access our proxy materials at www.proxydocs.com/ALHC. We are taking advantage of U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the Internet. These materials will be available on the Internet on or about April 26, 2023. We are sending a “Notice of Internet Availability of Proxy Materials" (“Notice of Availability”) to our stockholders of record instead of a paper proxy statement and annual report containing financial statements, unless paper copies have previously been requested. We believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

WHERE TO FIND ADDITIONAL INFORMATION	82
COST OF PROXY SOLICITATION	82
APPENDIX – NON-GAAP FINANCIAL MEASURES	83

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Centers for Medicare and Medicaid ("CMS") Five Star Quality Rating System ("CMS Star Ratings"); risks associated with being a government contractor; changes in laws and regulations applicable to our business model; risk related to our indebtedness, including the potential for rising interest rates; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; the impact of shortages of qualified personnel and related increases in our labor costs; and the impact of COVID-19 on our business and results of operation. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our reports filed with the U.S. Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed with the SEC on February 28, 2023. All information provided in this proxy statement is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Website References

References to our website throughout this proxy statement are intended to provide inactive, textual references and are provided for convenience only. The content on our website does not constitute a part of this proxy statement.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these materials?

The Board of Alignment Healthcare, Inc. (“Alignment” or the “Company”) is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting) (the “Annual Meeting”). Stockholders who own shares of our common stock as April 10, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. These proxy materials are first being distributed to stockholders on or about April 26, 2023. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Alignment.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Householding. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. The SEC’s rules also permit us to send a single set of proxy materials to two or more securityholders who share a single address, which is called “householding.” We agree to deliver promptly, upon written or oral request, a separate copy of the notice or Annual Meeting materials, as requested, to any stockholder (including any stockholder at a shared address) to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or Annual Meeting materials, or if you currently receive separate copies of the notice or Annual Meeting materials but would like to receive a single copy of such materials going forward, please visit www.proxydocs.com/ALHC, write to us at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868, Attn: Investor Relations, or contact Mediant, Inc. at (866) 648-8133 or paper@investorelections.com. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials, or who currently receive individual copies of such materials and would like to participate in householding.

Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Alignment had approximately 188,370,007 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

What will I be voting on?

You will be voting on:

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Proposal 1: Election of four nominees identified in this proxy statement to serve as Class II directors to hold office until the 2026 Annual Meeting of Stockholders;
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Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

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Proposal 3: Approval, on an advisory basis, of the compensation of our named executive officers (“Named Executive Officers” or “NEOs”).

You will also vote on any other business as may properly come before the meeting or any adjournment of the Annual Meeting. All shares that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3

How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual-only meeting. In order to attend the Annual Meeting, you must register at www.proxydocs.com/ALHC by no later than 5:00 p.m. Pacific Time on June 5, 2023. If you are a stockholder of record as of the Record Date, upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability.

If you are a beneficial owner of shares through a brokerage firm, bank, broker-dealer or other nominee holder (i.e., you hold shares in “street name”) as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your brokerage firm, bank, broker-dealer or other nominee holder. You will need to enter your uniquely assigned control number at www.proxydocs.com/ALHC as part of the registration process. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid legal proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.

The audio broadcast of the Annual Meeting will be archived on the investor relations section of our website, https://ir.alignmenthealth.com/, for at least one year.

How can I ask questions at the Annual Meeting?

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. The virtual Annual Meeting format allows stockholders to ask questions of our management and Board of Directors, as appropriate. If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions).

We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live question and answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the investor relations section of our website, https://ir.alignmenthealth.com/, as soon as practicable after the Annual Meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting and information regarding how to obtain the related rules of conduct and other materials for the Annual Meeting will be provided by email after you have completed registration to attend the Annual

Meeting. The rules of conduct will also be available on the Annual Meeting platform during the Annual Meeting.

How can I access technical support for the Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion. The virtual Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection if you intend to attend and/or participate in the Annual Meeting.

Why is the Annual Meeting virtual only?

In order to make the Annual Meeting accessible to a large number of our stockholders, the Annual Meeting will be conducted virtually via audio-only webcast. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instruction email.

How do I cast my vote?

Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

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TO VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/ALHC. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and, if you are a stockholder, to submit questions during the meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. Stockholders will be able to attend the Annual Meeting platform beginning at 7:00 a.m. Pacific Time on June 6, 2023 pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/ALHC.
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TO VOTE BY PHONE: To vote by telephone, dial toll-free 866-314-3346 using any touch-tone telephone and follow the recorded instructions.
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TO VOTE BY INTERNET: To vote through the Internet, you may complete an electronic proxy card at www.proxydocs.com/ALHC.

The Board has appointed John Kao and Thomas Freeman to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not indicate how you want your shares to be voted on one or more items, your shares will be voted on such items in accordance with the recommendations of our Board as set forth above under “What will I be voting on?” With respect to any other matter properly presented at the Annual Meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.

Can I access the proxy materials electronically?

Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:

1.
view our proxy materials for the Annual Meeting on the Internet; and
2.
instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxydocs.com/ALHC and our proxy materials will be available starting on April 26, 2023.

Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

How may I change or revoke my proxy?

Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.
delivering written notice of revocation to the General Counsel and Secretary at our principal executive offices at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868;
2.
submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or
3.
voting via the Internet at the Annual Meeting.

What is the voting requirement to approve each of the proposals, and how are the votes counted?

Proposal	Vote Required for Approval(1)	Effect of Abstentions(2)	Effect of Broker Non-Votes(2)
(1) Election of Directors	Plurality of the votes cast at the Annual Meeting(3)	Not applicable	No effect
(2) Ratification of Appointment of Independent Registered Public Accounting Form	Affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter	Vote “Against”(4)	Not applicable (brokers may vote uninstructed shares)
(3) Approval, on an Advisory Basis, of Executive Compensation	Affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter	Vote “Against”(4)	No effect
(1)
Proxy cards that are signed and returned but include unmarked votes will be voted in accordance with our Board’s recommendations.
(2)
If you are a beneficial owner whose shares are held of record by a broker or other New York Stock Exchange (“NYSE”) member organization, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A broker non-vote will not affect the outcome of the vote for Proposal 1 or Proposal 3, because they are not considered to be shares entitled to vote on these “non-routine” matters. Proposal 2 is a “routine” matter, and so brokers are permitted discretionary authority to vote.
(3)
A plurality of the votes cast by the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast.
(4)
Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other items and submits votes for those matters. As discussed above, if you hold shares through a broker or other nominee and do not provide voting instructions to your broker, your shares may not be voted with respect to certain proposals, including the proposals listed above that are not considered “routine” and therefore discretionary voting by the broker or other NYSE member is not permitted. Among the matters submitted to the vote of stockholders at the Annual Meeting, only Proposal 2 is considered a “routine” matter.

What constitutes a “quorum”?

A “quorum” is the presence at the Annual Meeting, virtually or by proxy, of a majority of the outstanding shares entitled to vote at the Annual Meeting. Shares may be voted at the Annual Meeting by a signed proxy card, by telephone instruction, or electronically on the Internet. There must be a quorum for the Annual Meeting to be held. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.

When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting?

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the proxy statement and form of proxy for Alignment’s Annual Meeting of Stockholders to be held in 2024 must be received by us at our principal executive offices at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868 no later than the close of business on December 28, 2023. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2024 (but not include it in our proxy materials) must provide written notice of such proposal to the General Counsel and Secretary at our principal executive offices no later than March 8, 2024 and not earlier than February 7, 2024, assuming we do not change the date of the 2024 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2023 Annual Meeting. If we do, we will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of our Amended and Restated Bylaws and be submitted in writing to the General Counsel and Secretary at our principal executive offices in the form provided for in our Amended and Restated Bylaws.

Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2024.

PROXY SUMMARY

This summary highlights certain information contained elsewhere in our proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement and our 2022 Annual Report to Stockholders before voting.

About Us

Alignment is a next generation, consumer-centric platform designed to improve the health care experience for seniors. We deliver this experience through our Medicare Advantage plans, which are customized to meet the needs of a diverse array of seniors. Our innovative model of consumer-centric health care is purpose-built to provide seniors with care as it should be: high quality, low cost and accompanied by a vastly improved consumer experience. We combine a proprietary technology platform and a high-touch clinical model that enhances our members’ lifestyles and health outcomes while simultaneously controlling costs, which allows us to reinvest savings back into our platform and products to directly benefit the senior consumer. As of January 1, 2023, we had approximately 108,300 members enrolled in our health maintenance organization and preferred provider organization contracts in 52 markets across six states. Our ultimate goal is to bring this differentiated, advocacy-driven health care experience to millions of senior consumers in the United States and to become the most trusted senior health care brand in the country.

Our platform was developed to align with the six core principles that we believe will be required to successfully deliver health care in the 21st century and that we believe represent our key competitive strengths. Our platform enables us to:

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leverage data, technology and analytics to power all aspects of our model;
•
engage consumers directly and develop products to meet their needs;
•
proactively manage and coordinate care for our most vulnerable members;
•
empower providers and employ flexible care delivery models;
•
design and deploy innovative value-based payment models; and
•
cultivate a culture of innovation.

Voting Matters and Board Recommendations

	Voting Matter	Vote Standard	Board Vote Recommendation	See Page
Proposal 1	Election of Directors	Plurality of votes cast	FOR EACH NOMINEE	12
Proposal 2	Ratification of Independent Registered Public Accounting Firm	Majority of voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter	FOR	78
Proposal 3	Non-Binding, Advisory Vote on Executive Compensation	Majority of voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter	FOR	81

Our Director Nominees

You are being asked to vote on the election of the four Class II Directors listed below. For additional information about each nominee’s background and experience, please see “Proposal 1 – Election of Directors—Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting” beginning on page 12.

Name	Age	Director Since	Independent	Selected Skills and Qualifications	Committees
Jody Bilney	61	2022	Yes	• Executive Leadership • Health Care Industry Expertise • Direct Consumer Markets Experience	Nominating, Corporate Governance and Compliance (“NCGCC”)
David Hodgson	66	2018	Yes	• Nominating / Governance Experience • Health Care Industry Expertise • Capital Markets	NCGCC (Chair)
Jacqueline Kosecoff	73	2017	Yes	• Executive Leadership • Health Care Industry Expertise • Compensation Committee Experience	Compensation NCGCC
Jeffrey Margolis	59	2014	Yes	• Executive Leadership Experience • Audit Committee Experience / Accounting & Finance Expertise • Health Care Industry Expertise	Audit (Chair)

Board Diversity

The Board believes that a diverse board is better able to effectively oversee the Company’s management and strategy and better positions us to deliver long-term value for our stockholders. Our Board recognizes that gender, racial or ethnic diversity, tenure and experience add to the overall mix of perspectives of our Board as a whole. The following charts present the diversity profile of the directors currently serving on our Board:

Stockholder Engagement Highlights

In 2022-2023, we continued our robust stockholder engagement program. We proactively engage with stockholders and other stakeholders throughout the year to learn more about their perspectives on significant issues, including company performance and strategy, executive compensation and environmental, social and governance ("ESG") matters. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and share this feedback with our Board, as appropriate. For more information, see “Corporate Governance—Stockholder Engagement” on page 33.

Corporate Governance Highlights

We are committed to governance practices that promote the long-term interests of our stockholders, strengthen Board and management accountability and continue to build trust in our Company. The Board regularly reviews our governance profile to ensure that it reflects the evolving governance landscape applicable to our Company and appropriately supports and serves the best interests of the Company and our stockholders. For more information, see “Corporate Governance” beginning on page 22.

Board Structure & Composition
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9 of 11 Directors, and all Board Committee members, are independent
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Board composed of a mix of long-tenured and new directors
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Directors reflect a variety of experiences and skills that give the Board the collective capability necessary to oversee the Company’s activities

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Lead Independent Director empowered with agenda-setting authority and active involvement in oversight of Board functions, elected annually by the independent directors
•
Active and empowered committee chairs, all of whom are independent

•
Annual assessment and determination of optimal Board leadership structure
•
Commitment to Board diversity of perspective, gender, and race or ethnicity
•
Directors attended about 96% of Board and Committee meetings combined in 2022

Good Governance Practices
• Ongoing Board assessment and refreshment led by the NCGCC • Annual Board and Committee self-assessments • Insider trading policy • Clawback policy implementation in process	• Regular executive sessions of the independent directors at meetings of the Board, without management present • Non-employee director stock ownership requirements • Code of Conduct overseen by Board	• Robust stockholder engagement program, with the participation of our Chairman, to share our perspectives and solicit feedback • Lead Sponsors can call special stockholder meetings
Board Operations and Oversight
•
Active board oversight of strategic planning
•
Robust oversight framework to assess and manage risks
•
Revised charters recently adopted to clarify committee and full Board oversight roles
•
Regular talent and succession planning discussions

•
Audit Committee oversight of financial risks, cybersecurity
•
NCGCC oversight of nominating process and criteria, legal and regulatory compliance
•
Compensation Committee oversight of compensation program, annual CEO evaluation

•
Direct access by the Board to members of management, including Chief Compliance Officer
•
Regular briefings on corporate governance practices and emerging corporate governance issues
•
Monthly “teach-ins” addressing key strategic areas

Commitment to Environmental, Social & Governance Principles
• Strong commitment to ESG principles as part of Company’s core mission, including focus on social determinants of health	• Establishment of a management-led, interdepartmental ESG steering committee	• Annual reporting via standalone Environmental, Social and Governance Report

Executive Compensation Highlights

Our executive compensation philosophy is to forge critical connections between performance, long-term value creation, employee engagement and retention, compensation governance and our cultural values. The Compensation Committee reviews and approves the elements of our compensation program at least annually, with input from an independent compensation consultant. Our 2022 executive compensation program remained largely consistent with our 2021 program. Recent changes to the program are described in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 39. We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
✓	Set total direct compensation within a competitive range of our peer group to ensure that it is aligned with the level of position, experience, skills and performance of the executive	✗	No guaranteed or uncapped incentive payouts in our annual bonus plan
✓	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results	✗	No repricing or exchange of underwater options without stockholder approval
✓	Disclose our corporate performance goals and achievements relative to these goals	✗	No option or stock appreciation rights granted below fair market value
✓	Use an independent compensation consultant	✗	No significant perquisites
✓	Maintain anti-hedging and anti-pledging policies	✗	No tax gross-ups, other than for certain relocation expenses
✓	Conduct an annual advisory vote on the compensation of our NEOs

The following table illustrates the elements of pay we currently employ, the manner in which we position these elements relative to the market and the objectives achieved by each element:

Element	Target Positioning vs. Market	Primary Objective	Determination Factors
Base Salary	Target at Median	• Attract and retain high-performing and experienced individuals • Provide steady source of income so executives can focus on the needs of the business	• Value of role in competitive marketplace • Value of role to the Company • Skills, experience and performance of individual compared to the market as well as others in the Company

Element	Target Positioning vs. Market	Primary Objective	Determination Factors
Annual Cash Incentives	Target at Median	• Motivate executives to achieve challenging short-term performance goals • Align with annual financial objectives
•
Target awards based on competitive marketplace, level of position, skills and performance of executive
•
75% of actual awards based on achievement against the corporate metrics
•
25% of actual awards based on achievement of individual goals (other than for the CEO)
•
For 2022, awards were subject to a modifier (-20% to +50%) based on the Company’s CMS Star Ratings, with potential payouts ranging from 0% to 250% of target

Long-Term Equity Incentives	Target at 50th - 75th percentile

•
Align executives’ interests with those of stockholders
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Align with long-term business strategy
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Retain executive talent through multi-year vesting schedules
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Motivate sustainable performance that creates long-term value for stockholders
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Foster our purpose and values to build teams that think and act like owners
• Awards based on competitive marketplace, level of position, skills and performance of the executive

For more information regarding our executive compensation program, please see “Compensation Discussion and Analysis—2022 Executive Compensation Program in Detail” beginning on page 45. For information regarding the 2022 compensation paid to our Named Executive Officers, please see “Executive and Director Compensation” beginning on page 53.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as Class II members of the Board at the Annual Meeting for a term expiring at the 2026 Meeting of Stockholders:

Name	Age	Director Since	Independent	Committees	Other Public Company Boards
Jody Bilney	61	2022	Yes	NCGCC	• Chuy’s Holdings, Inc. • Masonite International Corp. • Cracker Barrel Old Country Store, Inc.
David Hodgson	66	2014	Yes	NCGCC (Chair)	• TriNet Group, Inc. • Royalty Pharma plc
Jacqueline Kosecoff	73	2017	Yes	Compensation NCGCC	• GoodRx Holdings, Inc. • Houlihan Lokey, Inc. • Steris plc • TriNet Group, Inc.
Jeffrey Margolis	59	2014	Yes	Audit (Chair)	• NextGen Healthcare, Inc.

Each nominee was recommended for re-election by the NCGCC for consideration by the Board and our stockholders. Mr. Hodgson has been nominated to serve on our Board by General Atlantic, L.P. (“General Atlantic”), one of our Lead Sponsors (defined below). See “Corporate Governance—Board Composition and Director Independence.”

If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat, subject to the Stockholders Agreement (as defined below).

Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting

Jody Bilney

Ms. Bilney has served as a member of our Board since January 2022. Ms. Bilney served as the Chief Consumer Officer of Humana, Inc., a health insurance provider, from April 2013 until her retirement in March 2020. Prior to that, she served in various senior executive marketing roles with Bloomin’ Brands, Inc. from 2006 through March 2013, most recently serving as Executive Vice President and Chief Brand Officer. Prior to joining Bloomin’ Brands, she held senior executive positions with Openwave Systems, Inc., Charles Schwab & Co., Inc., and Verizon Communications, Inc. Ms. Bilney has served as a director of Chuy’s Holdings, Inc. since 2021, Masonite International Corp. since 2014 and Cracker Barrel Old Country Store, Inc. since 2022. She earned a Bachelor of Science degree in Economics, with a minor in Marketing, from Clemson University. Ms. Bilney is a valuable member of our Board because of her leadership and industry-specific and marketing experience.

David Hodgson

Mr. Hodgson has served as a member of our Board since 2014. Mr. Hodgson is a Managing Director and Vice Chairman of General Atlantic. He joined General Atlantic in 1982 and has over 30 years of experience identifying and assisting portfolio companies worldwide in all areas of their development. Currently, Mr. Hodgson is Chair of the board of directors of TriNet Group, Inc., a public human resources provider, and is a member of the board of directors of Royalty Pharma plc, a public pharmaceutical company. Mr. Hodgson has an MBA from Stanford Graduate School of Business (1982) and a Bachelor of Arts in Mathematics and Social Sciences from Dartmouth College (1978). Mr. Hodgson is a valuable member of our Board because of his private equity experience and his experience on other health care companies’ boards.

Jacqueline Kosecoff

Dr. Kosecoff has served as a member of our Board since 2017. Since 2012, Dr. Kosecoff has served as a Managing Partner of Moriah Partners and also a Senior Advisor of Warburg Pincus. From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare, which she joined as part of the acquisition of PacifiCare Health Systems in 2005, where she served as Executive Vice President. Upon joining UnitedHealth Group, Dr. Kosecoff was appointed Chief Executive Officer of Prescription Solutions (now known as OptumRx). Prior to joining UnitedHealth Group-PacifiCare, Dr. Kosecoff was founder, President and Chief Operating Officer of Protocare. Currently Dr. Kosecoff sits on the board of directors of Steris, plc, TriNet Group, Inc., Houlihan Lokey, Inc. and GoodRx Holdings, Inc. From May 2005 through May 2021, Dr. Kosecoff served on the board directors of Sealed Air Corporation. From July 2012 through February 2019, Dr. Kosecoff served on the board of directors of athenahealth, Inc. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from the University of California, Los Angeles. Dr. Kosecoff was appointed to serve on our board of directors because of her knowledge of Medicare Advantage and Medicare Part D, extensive experience in managing organizations and her experience serving on public company boards.

Jeffrey Margolis

Mr. Margolis has served as a member of our Board since 2014. Mr. Margolis has served as Chairman of NextGen Healthcare, Inc. since November 2015 and as a member of the board since May 2014, as Vice Chairman of TriNetX, Inc. since October 2014, as a director of Get-Grin Inc. since December 2021 and as a director of Hydrogen Health since April 2021. He previously served as Chairman of Welltok, Inc. from October 2011 until November 2021, where he also served as CEO from April 2013 through April 2020. Mr. Margolis is Chairman Emeritus of TriZetto Corporation, where he served as the founding CEO beginning in 1997, served as Chairman and CEO until 2010, and continued as Chairman until October 2011. He also served as Senior Executive Advisor to the Oliver Wyman Health Innovation Center during 2012 and 2013. From 1989 to 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corp. Earlier in his career, Mr. Margolis served in various positions with Andersen Consulting (now Accenture) including his final position as Manager, Healthcare Consulting. Mr. Margolis currently serves on the board of directors of Hoag Hospital and is Chairman of the Hoag Clinic in Newport Beach, California. He also serves on the Advisory Boards of the University of California at Irvine’s Center for Healthcare Management & Policy and Center for Digital Transformation. A published author on topics of health care information technology and systems, Mr. Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984 and holds CPA certificates (currently inactive) in Colorado and Illinois. Mr. Margolis is a NACD Board Leadership Fellow and holds a Certified Global Management Accountant designation with the American Institute of Certified Public Accountants. Mr. Margolis is a valuable member of our Board because of his extensive experience as a chief executive officer in the health care information technology sector, his financial expertise and his experience as an executive officer and director of multiple public and private companies.

Vote Required and Recommendation of the Board of Directors

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Shares not present at the Annual Meeting and broker non-votes have no effect on the election of directors. Abstentions are not applicable to this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE DIRECTOR NOMINEES.

Continuing Directors

The following table summarizes key facts regarding the members of our Board whose terms are continuing beyond the Annual Meeting:

Name	Class	Age	Director Since	Term Expires	Independent	Committees	Other Public Company Boards
Thomas Carella	I	48	2017	2025	Yes	Compensation	—
Mark McClellan	I	59	2014	2025	Yes	—	• Cigna Corporation • Johnson & Johnson
Robbert Vorhoff	I	44	2014	2025	Yes	Compensation (Chair)	• Oak Street Health, Inc.
Yon Jorden	III	68	2022	2024	Yes	Audit	• Cohu, Inc. • Capstone Green Energy Corp.
John Kao	III	61	2014	2024	No	—	—
Joseph Konowiecki, Chairman	III	69	2014	2024	No	—	—
Margaret McCarthy, Lead Independent Director	III	69	2020	2024	Yes	Audit	• American Electric Power Co. Inc. • First American Financial Corp. • Marriott International

Thomas Carella

Mr. Carella has served as a member of our Board since 2017. Mr. Carella has served as a Managing Director at Warburg Pincus since September 2016 where he is Head of Healthcare. Prior to joining Warburg Pincus, Mr. Carella was a Partner in the Merchant Banking Division of Goldman Sachs and Global Head of the division’s private equity activities in the health care sector. Mr. Carella currently serves on the board of directors of private health care companies including Aetion, Bond Vet, Polyplus, Quantum Health, Ensemble Health Partners and WebPT. Mr. Carella previously served on the board of public companies SOC Telemed, Inc. from October 2020 to April 2022 and Outset Medical, Inc. from April 2019 to January 2021. He also previously served on the board of private companies Summit Health/City MD from 2017 to 2023, and Vertice Pharma from 2020 to 2022. Mr. Carella holds a B.A. from Harvard College and an M.B.A. from Harvard Business School. Mr. Carella serves on our Board because of his private equity experience and his experience on other health care companies’ boards.

Mark McClellan

Dr. McClellan has served as a member of our Board since 2014. Dr. McClellan became the inaugural Director of the Duke-Robert J. Margolis, MD, Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016. He is also a faculty member at Dell Medical School at The University of Texas in Austin. Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services (“CMS”) for the U.S. Department of Health and Human Services from 2004 to 2006 and as Commissioner of the U.S. Food and Drug Administration from 2002 to 2004. He served as a Member of the President’s Council of Economic Advisers and as Senior Director for Healthcare Policy at the White House from 2001 to 2002 and, during the Clinton administration, held the position of Deputy Assistant Secretary for Economic Policy for the Department of the Treasury. Dr. McClellan previously served as an Associate Professor of Economics and Medicine with tenure at Stanford University, where he also directed the Program on Health Outcomes Research. Dr. McClellan was the founding chair and currently serves as an advisor to the Reagan-Udall Foundation. He is also a member of the National Academy of Medicine, chairs the Academy’s Leadership Consortium: Collaboration for a Value and Science-Driven Learning Health System, and co-chairs the Guiding Committee of the Health Care Payment Learning and Action Network. He sits on the boards of directors of various nonprofit organizations including ResearchAmerica!, National Alliance for Hispanic Health, Institute for Accountable Care, PrognomIQ and United States of Care, as well as two public companies, Cigna Corporation and Johnson & Johnson. Dr. McClellan received his Bachelor of Arts degree from the University of Texas, his Masters of Public Administration and Medical Doctorate from Harvard University and his Doctor of Philosophy in Economics from Massachusetts Institute of Technology. Dr. McClellan is a valuable member of our Board because of his extensive experience in public health policy, his academic experience and background as both a regulator and government advisor.

Robbert Vorhoff

Mr. Vorhoff has been a member of our Board since 2014. Mr. Vorhoff is a Managing Director, Management Committee member, Investment Committee member and the Head of Global Healthcare at General Atlantic, an investment management firm, in New York City. Before joining General Atlantic in 2003, Mr. Vorhoff worked at Greenhill & Co., an investment bank, first in the mergers & acquisitions and restructuring advisory group, then in the private equity group, Greenhill Capital Partners. Mr. Vorhoff is currently a member of the board of one public health care company, Oak Street Health, Inc., and of several private health care companies, including Equality Health, Included Health, Marathon Health, NationsBenefits, OneOncology, and WelbeHealth. Mr. Vorhoff previously was a member of the boards of Align Networks, Alternate Solutions Health Network, A Place for Mom, eviCore Healthcare, Landmark Health, and MedExpress. Mr. Vorhoff received a B.S. in Commerce with a concentration in Finance from the McIntire School of Commerce at the University of Virginia. Mr. Vorhoff is a valuable member of our Board because of his private equity experience and his experience on other health care companies’ boards.

Yon Jorden

Ms. Jorden has served as a member of our Board since January 2022. Ms. Jorden has served as a director and audit committee member of Cohu, Inc., a manufacturer of semiconductor equipment, since May 2021, and as a director of Capstone Green Energy Corp., a microturbine manufacturer, since April 2017. Additionally, she has served as a director and finance committee member of Methodist Health System, a not-for-profit Texas-based hospital system, since 2008. Prior to her current roles, Ms. Jorden served as director and a member of the audit committee for Maxwell Technologies, a manufacturer of energy storage and power delivery solutions, from 2008 to 2017. In addition, she also served as director and chairperson of the audit committee of Magnatek, Inc., a manufacturer of digital power control systems, U.S. Oncology, a privately held oncology services company, and BioScrip, a national provider of infusion and home care management solutions. During her business career, she served as chief financial officer of four publicly traded companies, including as Executive Vice President and Chief Financial Officer of AdvancePCS, a pharmacy benefits management company, from 2002 to 2004. Previously she was chief financial officer of Informix Corp. (now Ascential Software Corp.), a provider of information management software, Oxford Health Plans, a provider of managed health care services, and WellPoint, Inc., a managed care company. Earlier in her career, she was a senior auditor with Arthur Andersen & Co., where she became a Certified Public Accountant (inactive) in the State of California. Ms. Jorden is a Board Leadership Fellow of the National Association of Corporate Directors. She received her Bachelor of Science degree in Accounting from the California State University, Los Angeles. Ms. Jorden is a valuable member of our Board because of her extensive experience as a chief financial officer, her financial expertise and her experience as a director of multiple public and private companies.

John Kao

Mr. Kao has served as our Chief Executive Officer and as a member of our Board since 2014. Mr. Kao is our founder, and he was appointed as our Chief Executive Officer and to serve on our board of directors because of his extensive experience in managing organizations in the health care industry. Mr. Kao previously served as president of CareMore Medical Enterprises, Inc. (“CareMore”), which Mr. Kao and his partners acquired in 2006. In August 2011, CareMore was acquired by Wellpoint, Inc. Mr. Kao has also served as executive vice president at The TriZetto Group, and has served as president and CEO of the Ventures Division of PacifiCare Health Systems. While at PacifiCare, Mr. Kao was the chief financial officer at Secure Horizons USA. His earlier work included mergers and acquisitions with FHP International and investment banking with BancAmerica Securities, Inc. Mr. Kao received his Bachelor of Science degree from Santa Clara University and his MBA from the UCLA Anderson Graduate School of Management, where he was honored as a Venture Capital Fellow. Mr. Kao is qualified to serve on our Board because of his executive leadership experience and his extensive experience in the health care industry.

Joseph Konowiecki

Mr. Konowiecki has served as chairman of the Board since 2014. In October 2022, he was appointed to an executive role with the Company, leading strategic network and business development. Since 2009, Mr. Konowiecki has served as managing partner of Moriah Partners, LLC and is the founder and CEO of Advanced Sports Media Group. Mr. Konowiecki previously served as Chairman and CEO of Apollo Enterprise Solutions, Inc. Mr. Konowiecki was previously CEO of Future Solutions with UnitedHealth Group’s Ovations division. Mr. Konowiecki has also held the positions of general counsel and executive vice president corporate affairs at PacifiCare Health Systems, Inc. In addition, he is a founding partner of the law firm Konowiecki & Rank and serves as a member of the RAND Healthcare Advisory Board. Mr. Konowiecki received a Bachelor of Arts degree in Political Science from the University of California, Los Angeles and a JD from Hastings College. Mr. Konowiecki was appointed to serve on our board of directors because of his extensive experience in managing organizations as an executive officer and representing organizations in the health care industry.

Margaret McCarthy

Ms. McCarthy has served as a member of our Board since December 2020 and was appointed as our Lead Independent Director in October 2022. Ms. McCarthy retired in June 2019 as executive vice president of CVS Health following the completion of CVS Health’s acquisition of Aetna in 2018. She served as Executive Vice President of Operations and Technology for Aetna from 2010 until 2018, where she was responsible for innovation, technology, data security, procurement, real estate and service operations. Prior to joining Aetna in 2003, she served in information technology-related roles at Cigna and Catholic Health Initiatives, among others. Ms. McCarthy also worked in technology consulting at Accenture and was a consulting partner at Ernst & Young. She has served as a director of Marriott International since March 2019, of First American Financial since June 2015, and of American Electric Power Co. Inc. since April 2019. She was director at Brighthouse Financial from November 2018 until June 2021. She also served on various advisory boards, councils and private-company boards. Ms. McCarthy holds a bachelor’s degree from Providence College and a master’s degree in public health, hospital administration from Yale University. Given her extensive experience managing large groups of employees, complex processes and enterprise-critical technology, Ms. McCarthy brings to the board valuable insights into areas of critical import to our operations.

Nomination Criteria and Director Experience

Identifying Nominees for Directors

The Board has delegated an established screening process for director nominees to the NCGCC, with counsel from our Chairman, our Lead Independent Director, our Chief Executive Officer, and outside consultants as appropriate. The goal of the screening process is to assemble a group of potential board members with deep, varied experience, sound judgment, and commitment to the Company’s success.

The NCGCC regularly assesses the appropriate size of the Board, the areas of expertise required to effectively contribute to the Board process, and whether any vacancies are anticipated. It also annually assesses the director qualification criteria to ensure the Board has appropriate skill composition consistent with the Company’s long-term business, operations goals, growth strategy and risks. This includes (i) qualifications or characteristics that are expected and befitting of all directors and (ii) specific skills, experience or qualifications that should be represented collectively on our Board. As a result of its analysis, the NCGCC may recommend to the Board a need for an additional director, Board refreshment for certain requisite skills and qualifications, and/or the replacement of an existing director for other credible reasons. The self-identification process may also incorporate responses, as appropriate, from the Board’s annual individual self-evaluations. Such evaluations require each director to honestly reflect upon and recount their personal contributions to the Board in the prior year and to provide feedback regarding their performance, the overall Board performance and the performance of certain other key Board positions. See “Corporate Governance—Board Evaluation Practices.”

The NCGCC will consider qualified candidates for director nominees suggested by the Company’s stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the General Counsel and Corporate Secretary of the Company at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868. Submissions should include the information about the director candidate and the stockholder making the submission that would otherwise be required by Article II, Section 11(b) of our Bylaws if the stockholder was nominating the individual for election to our Board. Submissions received that include such information, and provided that the recommended candidate meets the criteria described above, are forwarded to the NCGCC for further review and consideration. The committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on our Board. Stockholders suggesting director candidates for consideration by our Board in connection with the 2024 annual meeting of stockholders should provide their submission pursuant to the deadlines described above under “Commonly Asked Questions and Answers About the Annual Meeting.” The NCGCC does not intend to evaluate candidates proposed by stockholders any differently from other candidates.

As part of the process of identifying appropriate director candidates, the NCGCC formally reviews each director’s continuation on the Board every three years. As part of its formal review of directors, the NCGCC considers all factors which it deems appropriate, including director performance, any other directorships held by the director, whether the director undertook continuing director education and any other criteria approved by the Board.

Director Skills and Qualifications

The NCGCC has identified qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The NCGCC recognizes that our Board should represent a diverse group of experience, skills and other qualities, and as a collective group should have expertise in certain substantive areas including: corporate governance, finance/capital markets, board of directors experience, health care industry experience, clinical practice, CEO or other C-suite experience with significant business acumen, direct to consumer marketing, diversity, experience with complex organizations, technology/business processes, government relations and/or public policy and regulatory knowledge and other skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company. Certain directors or director nominees may possess expertise in the designated areas, however a director or director nominee need not individually possess the experience, skill or other requisite qualification in all areas. Among other key areas, the NCGCC seeks directors with the following types of experience:

•
Leadership experience. We believe that directors who have held significant leadership positions over an extended period provide the Company with unique insights. We believe such people have the ability to identify and develop leadership qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and they know how to drive change and growth.
•
Technology and business processes experience. As a technology-enabled Medicare Advantage platform, we seek directors with backgrounds in technology because our success depends on developing our platform and introducing it into new markets. We also value expertise in business processes as we continue to build into new markets and scale our operations, as well as expertise in data privacy and cybersecurity matters which represent important elements of our risk management strategy.

•
Financial experience. We believe that an understanding of finance and financial reporting processes is important for our directors, as we measure our operating performance by reference to certain financial goals, including non-GAAP measures. Accurate financial reporting and robust auditing are critical to our success. We seek to have a number of directors who qualify as audit committee financial experts and we expect that all of our directors will be financially knowledgeable. As part of this qualification, we also seek directors who have relevant risk management experience.
•
Industry experience. We seek to have directors with experience as executives or directors or in other leadership positions in the Medicare Advantage space. We believe that this experience will help us effectively enhance our product offerings and successfully enter new markets.
•
Regulatory experience. Because we operate in a heavily regulated industry, we seek directors with significant government regulatory experience.
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Marketing experience. As a consumer-facing business that is seeking to grow organically through new product offerings and in new markets, having directors with significant marketing experience is important to us.

Additionally, director nominees must possess high integrity and ethical standards; standing and reputation in the individual’s field; risk oversight ability with respect to the particular skills of the individual director; understanding of and experience with complex public companies or like organizations; and ability to work collegially and collaboratively with other directors and management. The NCGCC charter requires that candidates are to be selected for, among other things, their independence, diversity of experience, demonstrated leadership and the ability to exercise sound judgment.

Our director nominations are subject to an agreement with our Lead Sponsors (defined below). See “Corporate Governance—Board Composition and Director Independence.”

The NCGCC developed and maintains a skills matrix to assist in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is consistent with the Company's long-term strategic plan and is regularly reviewed and updated by the NCGCC. The NCGCC evaluates Board candidates against the skills matrix on an annual basis to determine whether to recommend candidates for initial election to the Board and whether to recommend currently serving directors for reelection to the Board. The NCGCC has determined that our Board collectively satisfies all of the above criteria, complementing each other’s skills, background and perspectives to create a collection of diverse, knowledgeable and experienced directors.

The following chart represents the skills matrix as currently constituted by the NCGCC:

Director Diversity

In addressing issues of diversity, the NCGCC considers a nominee’s gender, ethnicity, tenure, skills and experience. The NCGCC believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While the NCGCC carefully considers diversity when determining Board composition, it has not established a separate formal policy regarding diversity.

Board Diversity Matrix (as of April 26, 2023)
Board Size:
Total Number of Directors	11
	Female	Male
Gender Identity:
Directors	4	7
Demographic Background:
Asian	1	1
White	3	6

CORPORATE GOVERNANCE

Board and Corporate Governance Highlights

We are committed to governance practices that promote the long-term interests of our stockholders, strengthen Board and management accountability and continue to build trust in our Company. Our governance framework is described throughout this proxy statement and includes the following highlights:

Board Structure & Composition
•
9 of 11 Directors, and all Board Committee members, are independent
•
Board composed of a mix of long-tenured and new directors
•
Directors reflect a variety of experiences and skills that give the Board the collective capability necessary to oversee the Company’s activities

•
Lead Independent Director empowered with agenda-setting authority and active involvement in oversight of Board functions, elected annually by the independent directors
•
Active and empowered committee chairs, all of whom are independent

•
Annual assessment and determination of optimal Board leadership structure
•
Commitment to Board diversity of perspective, gender, and race or ethnicity
•
Directors attended about 96% of Board and Committee meetings combined in 2022

Good Governance Practices
• Ongoing Board assessment and refreshment led by the NCGCC • Annual Board and Committee self-assessments • Insider trading policy • Clawback policy implementation in process	• Regular executive sessions of the independent directors at meetings of the Board, without management present • Non-employee director stock ownership requirements • Code of Conduct overseen by Board	• Robust stockholder engagement program, with the participation of our Chairman, to share our perspectives and solicit feedback • Lead Sponsors can call special stockholder meetings
Board Operations and Oversight
•
Active board oversight of strategic planning
•
Robust oversight framework to assess and manage risks
•
Revised charters recently adopted to clarify committee and full Board oversight roles
•
Regular talent and succession planning discussions

•
Audit Committee oversight of financial risks, cybersecurity
•
NCGCC oversight of nominating process and criteria, legal and regulatory compliance
•
Compensation Committee oversight of compensation program, annual CEO evaluation

•
Direct access by the Board to members of management, including Chief Compliance Officer
•
Regular briefings on corporate governance practices and emerging corporate governance issues
•
Monthly “teach-ins” addressing key strategic areas

Commitment to Environmental, Social & Governance Principles
• Strong commitment to ESG principles as part of Company’s core mission, including focus on social determinants of health	• Establishment of a management-led, interdepartmental ESG steering committee	• Annual reporting via standalone Environmental, Social and Governance Report

Board Composition and Director Independence

Our business and affairs are managed under the direction of our Board, which is composed of eleven directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board. In addition, the Stockholders Agreement among us, funds managed by General Atlantic and Warburg Pincus LLC (“Warburg Pincus” and, together with General Atlantic, the “Lead Sponsors”; such agreement, the “Stockholders Agreement”) prohibits us from increasing or decreasing the size of our Board without the prior written consent of General Atlantic.

Our certificate of incorporation also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class I directors are Mr. Carella, Dr. McClellan and Mr. Vorhoff, who will serve until our 2025 annual meeting of stockholders, our Class II directors are Ms. Bilney, Mr. Hodgson, Dr. Kosecoff and Mr. Margolis, who are nominees for election at the Annual Meeting to a three-year term ending in 2026, and our Class III directors are Ms. Jorden, Mr. Kao, Mr. Konowiecki and Ms. McCarthy, who will serve until our 2024 annual meeting of stockholders. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. In addition, our certificate of incorporation provides that directors may be removed for cause and only upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the then-outstanding shares of voting stock, at a meeting of our stockholders called for that purpose.

Our Board has also determined that all directors (except Mr. Kao and Mr. Konowiecki, who both serve as employees of the Company) meet the requirements to be independent directors. In making this determination, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our common stock and affiliations with our Lead Sponsors.

The Stockholders Agreement provides (x) General Atlantic the right to designate: (i) four of the nominees for election to our Board for so long as its beneficially owns at least 35% of our common stock then outstanding; (ii) three of the nominees for election to our Board for so long as it beneficially owns less than 35% but at least 25% of our common stock then outstanding; (iii) two of the nominees for election to our Board for so long as it beneficially owns less than 25% but at least 15% of our common stock then outstanding; and (iv) one of the nominees for election to our Board for so long as it beneficially owns less than 15% but at least 5% of our common stock then outstanding and (y) Warburg Pincus the right to designate one of the nominees for election to our Board for so long as Warburg Pincus beneficially owns at least 5% of our common stock then outstanding.

In addition, until such time as any Lead Sponsor ceases to beneficially own at least 10% of our common stock then outstanding, such Lead Sponsor shall have the right to designate one member of each committee of the Board; provided, that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or stock exchange listing standards, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and any applicable phase-in periods).

The Stockholders Agreement also provides that until such time as General Atlantic ceases to beneficially own at least 15% of our common stock then outstanding, General Atlantic may select the chairperson of the Compensation Committee of the Board from among the directors then in office.

Board Leadership Structure

We structure leadership of our Board in a manner that we believe is best suited to benefit the Company and its performance. We separate our chair of the Board (the “Board Chair”) and Chief Executive Officer to ensure that the Board maintains robust, independent processes with respect to oversight of our business and affairs. The Board Chair has the following duties:

Duties of our Board Chair
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Presides as chair of regular sessions of the Board and manages overall Board process
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Sets Board meeting agendas and approves materials distributed to Board
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Leads response of Board to risks and opportunities and may call special meetings

•
Meets directly with other members of the Board as needed
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Oversees board engagement and continued education
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Partners with and supports the NCGCC in director selection process and enterprise risk management
• Engages regularly with stockholders and presides over annual meeting of stockholders • Partners with the Compensation Committee to structure and implement the annual evaluation of our CEO

In October 2022, our current Board Chair, Mr. Konowiecki, assumed a role as an executive officer leading our strategic network and business development, and accordingly he is no longer considered an independent director under Nasdaq and SEC rules. Given his longstanding role as Board Chair, his expertise in the health care industry and his strong oversight of the Company’s legal, compliance and risk management functions, among others, the Board determined that it would be appropriate and in the best interests of the Company and its stockholders for Mr. Konowiecki to continue to serve concurrently as the Board Chair. Upon Mr. Konowiecki’s appointment to the executive role, in order to reinforce the independence of our Board in its guidance of the Company’s strategic direction and its oversight role, the Board also appointed Ms. McCarthy to serve as a lead independent director (“Lead Independent Director”). In considering her appointment, the Board determined that Mr. McCarthy’s expertise, independence and integrity qualified her to serve as Lead Independent Director. The Board determined that the Lead Independent Director would have the following duties and authority:

Duties of our Lead Independent Director
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Provide input on Board meeting agendas and schedules and materials distributed to the Board
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Preside over periodic meetings of the Company’s independent directors
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Consult directly with significant stockholders, upon request

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Serve as a liaison between our Board Chair, CEO and other management, on the one hand, and the independent directors, on the other
•
Assume leadership role in the Board’s annual evaluation of its composition, processes and design
• Participate in and oversee the annual evaluation of our CEO • Consult directly with Company management as appropriate • Such additional duties as our Board may otherwise determine and delegate

Collectively, we believe that our Board Chair and Lead Independent Director are well positioned to objectively evaluate and oversee management’s performance, ensure management accountability, implement and enforce strong corporate governance and align management with the best interests of the Company and its stockholders.

The Board believes the advisability of having separate or combined Board Chair and Chief Executive Officer positions, or of appointing to Board Chair to an executive role, is dependent upon the strengths of the individual or individuals that hold these positions and the most effective means of leveraging these strengths, to lead the Board, set Board agendas, augment the Company’s strategic efforts, support management, and identify and oversee key risks in light of the challenges and circumstances facing the Company, which may change over time. At any time during which the Chief Executive Officer and Board Chair positions are combined, or during which the Board Chair is not independent, the Board would appoint a Lead Independent Director. Our stockholders would be notified promptly upon the occurrence of any changes to our current Board leadership structure. We are continually seeking stockholder input on important matters, including our governance structure, through our stockholder engagement program.

The independent directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum do so at each regularly scheduled quarterly Board meeting. Our Board leadership structure also includes active and empowered committee chairs, who lead oversight of specific risk areas, regularly provide reports and make recommendations to the Board and who consult directly with members of Company management on a variety of matters.

The Board’s Role in Risk Oversight

One of our Board’s key functions is informed oversight of our risk management process. Our Board administers this oversight function directly as well as through the Board’s standing committees. Our officers are responsible for day-to-day management of the material risks that the Company takes. Management and the Board and committees view their respective risk management roles, and the collaboration amongst them in the identification, oversight, evaluation and management of risk, as paramount to the Company’s short-term viability and long-term sustainability.

Board of Directors

The Board as a whole has overall responsibility for risk oversight. It routinely monitors the nature and severity of significant risk exposures, potential mitigation measures and the quality and effectiveness of our enterprise risk management (“ERM”) program. On at least a quarterly basis and more frequently as needed, our Board and committees assess the Company’s risk environment, consult with management and relevant outside advisors, review and analyze key risk areas, including new business, financial, operations and compliance, and analyze regulatory developments affecting such risks. Oversight includes both short-term operational risks and long-term strategic risks.

Nominating, Corporate Governance and Compliance Committee	Audit Committee	Compensation Committee
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Has primary responsibility for oversight of our ERM program, consults with management and other Board committees as needed.
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Oversees governance risks, such as director independence and conflicts of interest.
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Monitors our health care and other legal compliance activities, including regulatory audits and other touchpoints.

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Oversees our major financial risk exposures and management actions to monitor and control these exposures.
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Oversees the performance of our external auditors and internal audit function.
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Monitors risk related to data privacy and cybersecurity.

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Assesses and monitors risks related to our compensation policies and programs, such as retention risk.
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Oversees management incentives and potential for excessive risk taking.
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Responsible for management succession risk and planning.

Management

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Manages day-to-day risk and regularly confers with the Board and committees regarding the risks and risk management processes.
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Systematically monitors risk exposure and mitigation planning through an ERM committee, a broad, interdepartmental group led by the Company’s Chief Compliance & Privacy Officer and Director, Enterprise Risk Management, and including, among others, our CEO, CFO and at least one independent member of the Board.

Both our Board and our Board committees receive periodic and incidental reports as matters may arise directly from our Chief Compliance and Privacy Officer, our General Counsel, and our accounting personnel overseeing our internal audit function. Our Chief Compliance and Privacy Officer reports to our President, Markets, and our General Counsel reports to our Chief Executive Officer. Such reports include information regarding potential violations of our Code of Conduct, our ethics hotline activity and other complaints we may receive regarding potential ethics violations or our financial controls, accounting and other auditing matters.

Our approach to risk oversight takes into account the immediacy of the risk assessed and its potential severity. Management and our committee chairs are responsible for promptly reporting findings regarding material risk exposures to the Board. Our Board, with leadership from the NCGCC, assesses, at least annually, our committee structure and the appropriateness of delegation of particular areas of risk oversight to such committees.

The Company’s risk oversight process is also integrated into the Company’s disclosure controls and procedures, including risk disclosures contained within our Annual Report on Form 10-K. The Company utilizes a cross-functional enterprise team to review and draft the Company’s disclosures, including a Disclosure Committee that provides reports to executive management and the Board.

Management and the Board and Board Committees engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing the Company. These outside advisors include the Company’s independent registered public accounting firm, external legal counsel and insurance providers, and the independent compensation consultant retained by the Compensation Committee.

Board Committees

The composition, duties and responsibilities of our committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating, Corporate Governance & Compliance Committee
Jody Bilney			M
Thomas Carella		M
David Hodgson			C
Yon Jorden	M#
John Kao
Joseph Konowiecki
Jacqueline Kosecoff		M	M
Jeffrey Margolis	C#
Margaret McCarthy	M
Mark McClellan
Robbert Vorhoff		C

M = Committee Member C = Committee Chair # = Financial Expert

Audit Committee

Our Audit Committee is composed of Ms. Jorden, Mr. Margolis and Ms. McCarthy, with Mr. Margolis serving as chair of the committee. We comply with the audit committee requirements of the SEC and Nasdaq, which require that the Audit Committee be composed entirely of independent directors. Our Board has determined that each of the current members of the Audit Committee meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. In addition, our Board has determined that each of Mr. Margolis and Ms. Jorden is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our Board. Furthermore, by virtue of their designation as “audit committee financial experts,” Mr. Margolis and Ms. Jorden meet the applicable “financial sophistication” requirement of the Nasdaq listing standards.

The written charter for our Audit Committee is available on the investor relations section of our website at https://ir.alignmenthealth.com/. The Audit Committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
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pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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discussing the scope and results of the audits with our independent registered public accounting firm and reviewing, with management and that accounting firm, our interim and year-end operating results;
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reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
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reviewing the adequacy of our internal control over financial reporting;
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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
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overseeing all matters related to the Company’s program, policies, and procedures related to information technology systems, data protection and cyber security;
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reviewing the adequacy and effectiveness of our disclosure controls and procedures;
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preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement; and
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reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.

The Audit Committee has the sole authority, at its discretion, to engage independent counsel and other advisors as the committee deems necessary to carry out its duties.

Compensation Committee

Our Compensation Committee is composed of Mr. Carella, Ms. Kosecoff and Mr. Vorhoff, with Mr. Vorhoff serving as chair of the committee. All members of our Compensation Committee are independent as defined by Section 10(c) of the Exchange Act, Rule 10C under the Exchange Act and the applicable Nasdaq rules.

The written charter for our Compensation Committee is available on the investor relations section of our corporate website at https://ir.alignmenthealth.com/. The Compensation Committee’s responsibilities include:

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annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;
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evaluating the performance of our executive officers in light of such corporate goals and objectives and determining and approving the compensation of our executive officers;
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conducting the independence assessment outlined in applicable rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;
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overseeing and administering our compensation and similar plans;
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reviewing and making recommendations to our Board with respect to director compensation; and
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reviewing and discussing with management the compensation discussion and analysis and other compensation-related disclosure to be included in our annual proxy statement or Annual Report on Form 10-K.

The Compensation Committee has the sole authority, at its discretion, to retain and terminate compensation consultants to assist in the evaluation of director or executive officer compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The Compensation Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

Nominating, Corporate Governance and Compliance Committee

Our NCGCC is composed of Ms. Bilney, Mr. Hodgson, and Ms. Kosecoff, with Mr. Hodgson serving as chair of the committee. All members of our NCGCC are independent as defined by applicable Nasdaq rules.

The written charter for our NCGCC is available at the investor relations section of our corporate website at https://ir.alignmenthealth.com/. The NCGCC’s responsibilities include:

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developing and recommending to our Board criteria for board and committee membership;
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subject to the rights of the Lead Sponsors under the Stockholders Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
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developing and recommending to our Board best practices and corporate governance principles;
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reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board;
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overseeing the Company’s major risk exposures, including financial, operational, privacy, security, business continuity and legal and regulatory risks and the Company’s risk assessment and risk management policies;
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overseeing the Company’s strategy, initiatives, risks, opportunities and related reporting on material ESG matters;
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overseeing the annual evaluation of the Board and its committees and reporting the results of such evaluation, including any recommendations for proposed changes, to the Board; and
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overseeing compliance with the laws and regulations applicable to the Company’s business, including, without limitation, Centers for Medicare and Medicaid Services rules, fraud and abuse laws, and state health plan licensure requirements.

The NCGCC has the sole authority, at its discretion, to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

Board Oversight of Environmental, Social and Governance Matters

Following the closing of our initial public offering (“IPO”) in March 2021, we began to more formally align our ESG efforts with our long-standing commitment to operating our business in a socially responsible and sustainable manner that takes into account the interests of all our stakeholders. Our Board has formally designated our NCGCC with the responsibility for Board-level oversight of the Company’s ESG strategy, practices and reporting. In addition, our executive management team established an ESG steering committee to guide the integration of our ESG efforts with our long-term business strategy.

Our Mission and Values

Alignment Healthcare was founded in 2013 with one mission in mind: improving healthcare one senior at a time. We pursue this mission by relentlessly focusing on our core values:

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always put the senior first;
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support the doctor;
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use data and technology to improve care; and
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act with a serving heart.

We created Alignment based on the frustrating experiences we had when our parents and other loved ones needed health care. We saw firsthand the complexity they faced as seniors attempting to navigate care delivery and insurance without an advocate to create an integrated consumer experience that provides holistic and quality care at an affordable price. Our parents and seniors across the country are systemically and disproportionately impacted by the absence of care coordination, poor information transparency and misaligned incentives that characterize the health care system.

Our team of highly experienced health care leaders created the Alignment model to incorporate the lessons we have learned over decades spent serving senior consumers. We believe that by combining our experienced, mission-driven team with purpose-built technology we have found a way to address the unmet needs of senior consumers and to do well by doing good. Our ultimate goal is to bring this differentiated, advocacy-driven health care experience to millions of senior consumers in the United States and to become the most trusted senior health care brand in the country.

Our ESG Focus: Serving People, Serving the Environment and Serving Responsibly

Our company name, Alignment Healthcare, reflects one of our founding principles: to align all stakeholders in the health care ecosystem around doing what is best for the senior. Our belief in the importance of alignment goes beyond our business model—we believe it’s the right thing to do. In order to achieve our mission and sustain business excellence, we approach each aspect of our business and operations with integrity, corporate responsibility, and ethics in mind to protect and enhance the interests of each of our stakeholders—every one of our seniors and their families, our regulatory constituents including the CMS, our team of passionate employees and clinicians, our external provider and delivery system partners and our stockholders.

We believe that proactively managing our ESG impacts supports our mission and reflects our commitment to best serve the long-term interests of our stakeholders. The alignment of our ESG strategy with our corporate strategy amplifies and strengthens the positive long-term impact we can have on our members, employees, stockholders, and the environment. It also promotes long-term value creation for our stockholders and other stakeholders. To support our efforts in this area, we created an ESG steering committee in 2021, consisting of dedicated internal resources and external advisors to address the ESG factors that are material to our business and our stakeholders.

The three pillars to our ESG approach are the following:

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Serving People – We are committed to serving our members, health care providers, employees, caregivers and broader communities. Our employees are our most valuable asset, and we are dedicated to providing them with an organization where they feel a sense of engagement and belonging. See “—Human Capital” below. We work together and put our members first in everything we do, and we strive to support our health care providers with the tools and resources needed to provide the best care.

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Serving the Environment – Our company is focused on understanding and improving our carbon footprint in order to mitigate our environmental impact as well as expanding telehealth and supporting hybrid and remote work.
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Serving Responsibly – We are committed to maintaining a high level of transparency and accountability across our operations. Our Board of Directors includes a strong and diverse mix of experienced business leaders and is committed to providing effective oversight of the Company’s activities.

Our aim is to continue fortifying each pillar and to operate with transparency in a way that always puts seniors first, and respects all people, communities and the environment.

Serving Seniors with Our Differentiated Model

Medicare Advantage allows one entity to influence the entirety of a senior’s health care experience through a singular, direct-to-consumer product. Our value of acting with a serving heart supports our efforts to drive the convergence between traditional Medicare Advantage benefits with social determinants of health and consumerism, ultimately for the long-term wellbeing of our seniors.

We contract with CMS under the Medicare Advantage program to provide health insurance coverage to Medicare-eligible people in exchange for a payment per member per month ("PMPM"). The economic construct of the Medicare Advantage program is designed to reward plans that achieve the triple aim of high-quality care, low costs and a better experience. Under these value-based contracts, we assume the economic risk of funding our members’ health care, supplemental benefits and related administration costs. By transferring the economic risk to managed care companies like Alignment, CMS has enabled us to focus on proactive, cross-disciplinary care targeted at improving health outcomes and lowering unnecessary health care expenditures. Due to the competitive nature of CMS’s bidding system, only those plans that are able to provide low cost and high-quality outcomes will be able to offer enhanced benefit options, which is critical to achieving sustainable membership and growth on a long-term basis. This value-based business model capitalizes on health outcomes, not fees, and is designed to serve all members while emphasizing preventative care and benefits.

We achieve our differentiated outcomes through the utilization of AVA, our proprietary technology platform. AVA leverages a vast amount of data to curate insights which we use to allocate health resources to our members, driving the creation of an end-to-end, low-cost, high-quality care model. Our focus on driving clinical care through our employed clinical teams to high-risk members, while supporting and enabling preventative care through our network of providers for the remaining population, allows our value-based care model to optimize the utilization of resources and strengthen sustainability of our product offering. Our improved health outcomes allow us to provide individualized, supplemental benefits and products that meet the needs of our seniors, including critical-health support, transportation services, financial support for groceries and non-prescription products, and demographic-based and culturally relevant resources.

The health outcomes of our members, due to our differentiated model, has resulted in approximately 93% of our members reporting their overall satisfaction with Alignment’s case management services, in addition to exceptional quality outcomes, including 37% lower inpatient admissions per thousand than traditional Medicare.*

* Estimated 2022 At-Risk member inpatient utilization relative to 2019 Medicare FFS inpatient utilization representative of Alignment’s population mix by county (based on membership as of 2022).

Human Capital

We are focused on building a company that is transforming health care by putting seniors first, and our employees are critical to our success. Our human capital strategy focuses on meeting business objectives by attracting, developing, engaging and retaining a high-performing, diverse workforce. As of

December 31, 2022, we had 1,037 full-time employees, in addition to seasonal employees who assist with the Medicare annual enrollment period.

We believe that an engaged, innovative and productive workforce is essential to supporting our company’s mission of changing health care one senior at a time, as well as our values of putting our members first, supporting our physicians, applying technology to improve care and having a serving heart. Each year, we conduct an employee survey that enables our leaders to develop action plans to further enhance employee engagement and productivity.

We recognize that diversity, equity and inclusion (“DEI”) is crucial as we scale and build our high-performing team. We intend for our DEI strategy to be embedded in each aspect of the processes, programs and structures that drive our talent lifecycle: attraction, recruitment, onboarding, development and retention efforts. As of December 31, 2022:

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71% of our employees were women
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66% of our employees were ethnically diverse
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50% of our executive team was ethnically diverse
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30% of our executive team were women
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18% of our Board of Directors was ethnically diverse
•
36% of our Board of Directors were women

The future success of our company will depend, in part, on our continued ability to attract, develop and retain the best talent as we grow and scale the organization. Our talent acquisition and management strategies are designed to ensure that we create and develop a pipeline of outstanding physicians, clinical employees, and business leaders. A key component of our corporate sustainability and success is learning and development. We are intentional in our efforts to provide all employees opportunities to grow. Our training and development programs for employees focus on enhancing and developing talent within the Company. All of our employees can access the training of their choice on-demand through our learning and development platform. We are currently designing additional training programs and resources for both new hires and longer-tenured employees that will educate them on critical functional areas within the organization.

Our compensation and incentive plans are designed to attract, retain and reward employees by granting cash-based performance and stock-based awards. By motivating individuals to achieve business objectives and perform to the best of their abilities, they support the success of the Company and the increase of stockholder value. We also provide comprehensive medical benefits, a positive work/life balance, generous paid time off, health and wellness programs, and learning and development opportunities. We regularly evaluate each aspect of compensation and benefits to ensure they align with the market and our peers.

We value the safety of our employees and have created a largely remote-work environment during the pandemic. Our current workforce model has employees working in a hybrid-remote fashion, with some member-facing employees having returned to an in-person work environment. We plan on implementing a workforce strategy that further enhances our ability to attract the best talent nationally and continues to provide our employees with a healthy work-life balance.

Our Board believes that human capital management is an essential component of our continued growth and success. Management regularly reports to our Board for input on important decisions related to human capital, including corporate culture, safety, compliance, talent management, organizational development, compensation and benefits.

Protecting Data Privacy

As we are a company that leverages data, technology and analytics to improve health care, we invest in long-term solutions to address current and foreseeable risks and threats to data security and privacy, while also enabling technological development that enhances the member experience.

Our data security and privacy program is overseen by our Chief Information Security Officer who reports to our Chief Information Officer and Audit Committee of the Board. Our strict protection and security measures have resulted in zero security incident-related disruptions or downtime to our business continuity. In 2021, we received the externally validated HITRUST certification, the gold standard compliance framework in the health care industry.

Our data security and privacy program is aligned to National Institute of Standards and Technology and Center for Internet Security frameworks and is directly managed by our Chief Information Security Officer, who assesses and reports on data protection and privacy risks to the Audit Committee and the Company’s IT leadership. Through our data security and privacy program and policies, we adhere to the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), other federal regulations and best-practices within the health care industry.

To successfully operate and monitor our security readiness, we maintain a data security and privacy team with substantial real-world experience to detect and respond to cybersecurity threats. Our multi-layered security is bolstered by technologies and partners and includes annual employee and vendor security awareness trainings, enhanced access control, data loss protection and vulnerability management, among other technical and process security controls.

Our proprietary data architecture, AVA, encompassing over 170 artificial intelligence models and 250 business intelligence dashboards across all aspects of our health plans and clinical operations, is a core component of our information systems. AVA incorporates high security controls around member data, including running regular vulnerability testing, adhering to application development security best practices and implementing fine grained access controls, ensuring only authorized individuals can access member health data.

Stockholder Engagement

We are committed to effective corporate governance that is designed to promote the long-term interests of our stockholders. We proactively engage with stockholders and other stakeholders throughout the year to learn more about their perspectives on significant issues, including company performance and strategy, executive compensation and ESG matters. This engagement helps us better understand stockholder priorities, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. Our senior management and investor relations teams maintain regular contact with a broad base of investors through quarterly earnings calls, investor conferences and roundtables and individual meetings. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and share this feedback with our Board, as appropriate. Our Lead Sponsors, our two largest stockholders, are represented by directors they have nominated to serve on our Board. See “—Board Composition and Director Independence” above.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Mr. Carella, Ms. Kosecoff and Mr. Vorhoff. None of the directors who served on our Compensation Committee at any time during fiscal 2022 were officers or associates of the Company or were former officers or associates of the Company. Further, none of the members who served on our Compensation Committee at any time during fiscal 2022 had any relationship with our Company requiring disclosure under the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.”

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the investor relations section of our corporate website at https://ir.alignmenthealth.com/. To the extent required by applicable rules adopted by the SEC and Nasdaq, we intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, in this location on our website at https://ir.alignmenthealth.com/.

Insider Trading Policy; Hedging and Other Transactions

Our Insider Trading Policy prohibits all officers, directors, employees, family members and affiliated parties from buying, selling or engaging in transactions in our securities at any time while aware of material non-public information about the Company. It also prohibits them from disclosing material non-public information to persons outside the Company, i.e., “tipping.” These prohibitions apply to purchases and sales, as well as other types of transactions such as gifts, loans, contributions to a trust and broker-assisted cashless exercises of stock options.

Although we discourage speculative hedging transactions, under our Insider Trading Policy, we permit long-term hedging transactions that are designed to protect an individual’s investment in Company securities (i.e., the hedge must be for at least six months and relate to stock or options held by the individual). If an employee wishes to engage in any such transaction, the employee is required to pre-clear it in accordance with the procedures described in our Insider Trading Policy (even if the employee is not one of the persons otherwise required to submit his or her transaction in Company securities to pre-clearance). Alignment personnel and related parties are prohibited from purchasing Company securities on margin, pledging or otherwise granting a security interest in Company securities in margin accounts, engaging in short-sales and buying or selling puts, calls, options or other derivatives in respect of securities of the Company.

Board Evaluation Practices

The Board is committed to a rigorous self-evaluation process. Through evaluation, directors annually review the Board’s performance, including areas where the Board feels it functions effectively, and most importantly, areas where the Board can improve. The NCGCC, with additional leadership from our Chairman and Lead Independent Director, initiates the annual Board evaluation process. We believe that having a review process for the Board and each committee helps to (i) ensure an adequate representation of requisite skills; (ii) encourage high levels of engagement from directors; and (iii) strengthen the overall effectiveness of our Board. These evaluations are typically in written form, although they may also be in oral questionnaire form and may be administered by Board members, management or third-party consultants.

1. Review of Evaluation Process

The NCGCC develops and oversees an annual self-evaluation process of the Board and its committees and determines the content of the evaluation questionnaires. The NCGCC may also consider whether to engage third-party consultants.

2. Questionnaires

The Board evaluation typically consists of a written questionnaire containing qualitative scaled and open-ended questions related to the effectiveness of the Board during the prior year. The questionnaire hones in on specific areas of responsibility and critical attributes of the Board in order to solicit candid feedback from each director. Questionnaires include topics such as:

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Board Performance
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Board Composition, Skills and Diversity
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Board and Committee Meetings and Structure
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Management Relations
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Risk Oversight by Board and Committees
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Process and Resources
•
Board Culture

The questionnaire also seeks practical input as to what the Board is doing well, areas in which the Board could improve and any undertakings that the Board should commence or terminate.

Another benefit of the questionnaire is that it allows each Board member to evaluate the effectiveness of the Chairman of the Board and the Lead Independent Director.

3. Board Review

Results of the evaluations are shared with the Chairman of the Board, the Lead Independent Director and the Chairman of the NCGCC and then later discussed with the entire Board in an aggregated manner.

Each of our Board committees similarly engages in an annual performance evaluation and a general charter adequacy review. Each committee is responsible for determining the manner of evaluation and for carrying out the evaluation. Further, the Board evaluation questionnaire includes a section specifically concerning Board committee structure and performance, which is an opportunity for Board members to provide feedback on each committee, regardless of their individual committee membership. As a result of their annual review of the adequacy of their charters, the Board approved revised charters for each of our standing committees in February 2023.

Board and Committee Meetings

For the year ended December 31, 2022, our Board held seven regular and special meetings. Our Audit Committee, Compensation Committee and NCGCC held four, ten and four meetings, respectively during the year ended December 31, 2022. In 2022, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company (held during the period for which he or she was a director) and (2) the total number of meetings of all committees of the Board of Directors of the Company on which the director served (during the periods that he or she served). Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. All directors attended the annual meeting of stockholders in 2022.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-Lead Sponsor directors as a group, by sending regular mail to:

Alignment Healthcare, Inc.

1100 W. Town & Country Rd., Suite 1600

Orange, CA 92868

ATTN: Board of Directors

c/o General Counsel and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Alignment will receive the communications and process them before forwarding them to the addressee. Alignment may also refer communications to other departments within the Company. Alignment generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Alignment.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Alignment as of April 26, 2023:

Name	Age	Position
John Kao	61	Director and Chief Executive Officer
Dawn Maroney	55	President, Markets
Thomas Freeman	34	Chief Financial Officer
Dinesh Kumar	55	Chief Medical and Operating Officer
Joseph Konowiecki	69	Chairman of the Board
Hakan Kardes	36	Chief Technology Officer
Robert L. Scavo	58	Chief Information Officer
Richard Cross	59	General Counsel and Corporate Secretary

John Kao	Mr. Kao has served as our Chief Executive Officer and as a member of our Board since 2014. Please see “Proposal 1—Election of Directors—Continuing Directors” for Mr. Kao’s biographical information.
Dawn Maroney

Ms. Maroney has served as our President, Markets since 2014. Prior to that, she was chief Medicare officer for Blue Shield of California (formerly known as Care1st Health Plan) from 2011 to 2014, and was chief sales and marketing officer for CareMore Health Plan from 2005 to 2011. Ms. Maroney also served as vice president, Medicare, at Secure Horizons from 2003 to 2005, and as regional vice president of HealthNet from 1994 to 2003.

Thomas Freeman

Mr. Freeman has served as our Chief Financial Officer since 2017. Mr. Freeman first joined Alignment in 2015 where he served as our Vice President of Corporate Development. Prior to joining Alignment, Mr. Freeman was a growth investor on the health care team at General Atlantic. Before joining General Atlantic, Mr. Freeman worked in the Investment Banking division at Morgan Stanley & Co. LLC where he also focused on the health care sector. He earned his Bachelor of Science in finance from the University of Kansas, where he graduated with Highest Distinction from the School of Business and University Honors.

Dinesh Kumar

Dr. Kumar has served as our Chief Medical Officer since 2019, overseeing provider operations, member services and technology infrastructure, among other matters. In 2022, his title was changed to Chief Medical and Operating Officer. Prior to joining Alignment, Dr. Kumar served as a principal in the health care consulting practice of DK Healthcare Advisors from 2018 to 2019, and as senior vice president, clinical transformation for DaVita Medical Group from 2015 to 2018. He also served as chief medical officer of Healthcare Partners Medical Group from 2014 to 2015. Dr. Kumar received his Bachelor of Medicine, Bachelor of Surgery (M.B.B.S.) from the University of Madras, Kilpauk Medical College & Hospital.

Joseph Konowiecki

Mr. Konowiecki has served as chairman of the Board since 2014. In October 2022, he was appointed to an executive role with the Company, leading strategic network and business development. Please see “Proposal 1—Election of Directors—Continuing Directors” for Mr. Konowiecki’s biographical information.

Hakan Kardes

Mr. Kardes has served as our Chief Technology Officer since January 2019, overseeing data management, technology engineering, and artificial intelligence strategy and execution. From 2015 to 2018, Mr. Kardes was vice president of data science and advanced analytics at Cambia Health Solutions, where he headed up the data science, engineering, product and analytics division. Before joining Cambia, Mr. Kardes was a principal data scientist at Intelius and was responsible for building their proprietary data and insights engine. Mr. Kardes holds a Bachelor of Science in computer science from Bogazici University in Turkey and a Ph.D. in computer science from the University of Nevada, Reno. He has published over 15 papers and holds several patents.

Robert L. Scavo

Mr. Scavo has served as our Chief Information Officer since September 2020, overseeing data management, technology engineering, artificial intelligence strategy and execution and claims operations. From January 2017 to April 2020, Mr. Scavo was President and Chief Operations Officer at Welltok, Inc., where he headed up sales, client delivery, product management, software engineering, product implementation and consulting, operations and IT. Before joining Welltok, Inc., Mr. Scavo spent 17 years at the TriZetto Group (now Cognizant). He also spent over seven years with Andersen Consulting (now Accenture) and holds a Bachelor of Science in business administration from the University of Colorado, Boulder.

Richard Cross

Mr. Cross joined Alignment as general counsel in April 2019. Prior to joining Alignment, Mr. Cross served as a consultant to various companies from April 2018 to March 2019. From March 2006 to March 2018, Mr. Cross was deputy general counsel of OptumRx, a health care company. From July 2002 to March 2006, he served as assistant general counsel of PacifiCare Health Systems, a health insurance provider. Prior to joining PacifiCare Health Systems, Mr. Cross was an associate attorney in the business transactions group of K&R Law Group. Mr. Cross also is a certified public accountant, and before becoming an attorney, he worked as a senior accountant for PacifiCare Health Systems and Security Pacific National Bank.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”) listed below. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2022.

Name	Position
John Kao	Chief Executive Officer (“CEO”)
Thomas Freeman	Chief Financial Officer
Dawn Maroney	President, Markets
Dinesh Kumar	Chief Medical and Operating Officer
Richard Cross	General Counsel and Corporate Secretary

Executive Summary

Alignment is a next generation, consumer-centric platform designed to improve the healthcare experience for seniors. We deliver this experience through our Medicare Advantage plans, which are customized to meet the needs of a diverse array of seniors. Our innovative model of consumer-centric health care is purpose-built to provide seniors with care as it should be: high quality, low cost and accompanied by a vastly improved consumer experience. Our platform was developed to align with the six core principles that we believe will be required to successfully deliver health care in the 21st century and that represent our key competitive strengths. Our platform enables us to:

•
leverage data, technology and analytics to power all aspects of our model;
•
engage consumers directly and develop products to meet their needs;
•
proactively manage and coordinate care for our most vulnerable members;
•
empower providers and employ flexible care delivery models;
•
design and deploy innovative value-based payment models; and
•
cultivate a culture of innovation.

2022 Business Highlights

Our focus on quality allowed us to deliver strong financial results in fiscal 2022. We believe that ongoing strategic investments in our people and technology will continue to drive meaningful improvements in the health and quality of life of all those we serve. The following key operational and financial highlights demonstrate our strong performance for 2022:

•
Health plan membership, which we define as members enrolled in our HMO and PPO contracts, as of December 31, 2022, was approximately 98,400, up 14.3% year over year, representing a 29% compound annual growth rate since 2014 across 52 markets and six states.
•
Total revenue was $1,434.2 million, up 22.8% year over year.
•
Health plan premium revenue of $1,372.3 million, up 22.4% year over year.
•
Adjusted gross profit was $193.6 million and loss from operations was ($128.6) million.
•
Adjusted gross profit excludes depreciation and amortization of $17.5 million and selling, general, and administrative expenses of $295.6 million (which includes $72.6 million of equity-based compensation). Adjusted gross profit also excludes an additional $9.1 million of equity-based compensation recorded within medical expenses.
•
Medical benefits ratio based on adjusted gross profit was 86.5%.
•
Adjusted EBITDA was ($26.7) million and net loss was ($149.6) million.

Adjusted gross profit and adjusted EBITDA are non-GAAP measures. An explanation of these measures, how they are calculated and reconciliations to the most directly comparable GAAP financial measures can be found in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in the Appendix to this proxy statement.

2022 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual cash incentives and long-term equity incentives. Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal 2022:

•
Base Salaries. For 2022, each of our executives received base salary increases, as further described below, in order to align their compensation with the market for similar roles and responsibilities.

•
Annual Cash Incentives. Following our IPO, the Compensation Committee established an Annual Incentive Plan which provides for annual cash bonuses based in part on the achievement of corporate goals. The goals, which remained consistent for 2022, have been selected and weighted to align our executives’ incentives with a strategic growth agenda. Based on our financial performance in 2022, the Compensation Committee determined that corporate goals under the Annual Incentive Plan were achieved at 125% of each NEO’s applicable bonus target (for NEOs other than the CEO, corporate goals determine 75% of the overall payout; for the CEO, corporate goals determine 100% of the overall payout). The committee also made determinations regarding the achievement of individual performance goals for our NEOs, which ranged from 83% to 93% (individual goals determine 25% of overall payout for NEOs other than the CEO, whose payout is not influenced by individual goal performance).
•
Long-Term Equity Incentives. In February 2022, the Compensation Committee approved a regular annual equity award to Company employees to recognize and reward performance. The annual grants were granted using a mix of restricted stock units (75% of grant value) and nonqualified stock options (25% of grant value) for the Named Executive Officers. Stock options only share in appreciation above the exercise price. In September 2022, the Compensation Committee approved additional equity awards to a broad group of senior-level Company employees, including our NEOs, designed to recognize our recent strong financial performance and to support our talent retention objectives. The Compensation Committee continued to evaluate its approach to long-term equity incentive compensation and affirmed its commitment to designing a program that aligns the interests of our executives and stockholders each year. Details on our anticipated regular long-term equity incentives are described further below. See “—2022 Executive Compensation Program in Detail—Long-Term Equity Incentives.”

Advisory Vote on Executive Compensation (“Say on Pay”)

We are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve our executive compensation at the Annual Meeting. Our largest investors are represented on our Board of Directors and our Compensation Committee and have been instrumental in the design of our executive compensation program. As we continue to mature as a public company, we intend to broaden our stockholder engagement efforts and facilitate open and ongoing dialogues with key stakeholders with respect to executive compensation to help ensure that we remain apprised of investor perspectives. In the future, we will consider the feedback we receive from our major stockholders as well as the outcome of say-on-pay votes when making compensation decisions regarding our NEOs. We intend to conduct say-on-pay votes on an annual basis.

Compensation Best Practices & Policies

We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
✓	Set total direct compensation within a competitive range of our peer group to ensure that it is aligned with the level of position, experience, skills and performance of the executive	✗	No guaranteed or uncapped incentive payouts in our annual bonus plan
✓	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results	✗	No repricing or exchange of underwater options without stockholder approval
✓	Disclose our corporate performance goals and achievements relative to these goals	✗	No option or stock appreciation rights granted below fair market value
✓	Use an independent compensation consultant	✗	No significant perquisites
✓	Maintain anti-hedging and anti-pledging policies	✗	No tax gross-ups, other than for certain relocation expenses
✓	Conduct an annual advisory vote on the compensation of our NEOs.

Recent Changes to Our Compensation Program

Our compensation programs continue to evolve as we mature as a public company and the Compensation Committee continues to implement sound governance practices. Recent changes to our compensation program include the following:

•
In February 2022, the Compensation Committee recommended, and the full Board approved, stock ownership guidelines for non-employee directors in line with market best practices.
•
For fiscal 2023, the Compensation Committee determined that cash payouts under our Annual Incentive Plan will be capped at 200% of bonus target. See “—Annual Incentives—2022 Annual Incentive Plan Payouts” for more information.
•
For fiscal 2023, the Compensation Committee modified the Annual Incentive Plan bonus modifier to provide greater incentive for achievement of high CMS Star Ratings. Among other changes, for the 2023 fiscal year, 75% of each NEO’s payout will be paid in March 2024, with the remaining 25% held back and subject to achievement of CMS Star Ratings-related performance measures. See “—Annual Incentives—2022 Annual Incentive Plan Payouts—Adjustment for CMS Star Ratings” for more information.
•
In April 2023, following the Nasdaq Stock Market’s issuance of its proposed listing standard, we began the process of implementing a compliant executive compensation clawback policy and intend to have a policy in place at the required time as put forward by the SEC and Nasdaq.

What Guides Our Program

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to forge critical connections between performance, long-term value creation, employee engagement and retention, compensation governance and our cultural values. To that end, our executive compensation program is grounded in the following principles:

Attraction and Retention	Our compensation program should enable the Company to attract and retain highly talented people with exceptional leadership capabilities.
Competitiveness

We seek to provide total compensation opportunity levels that are competitive with those being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Stockholder Alignment	We employ pay elements that are designed to create long-term value for our stockholders, as well as foster a culture of ownership in the Company.
Pay for Performance

Our program is designed to ensure that a significant portion of an executive’s total compensation is variable (“at risk”) and dependent upon the attainment of certain specific and measurable short-term and long-term business performance objectives.

Responsible Governance	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

Elements of Pay

The executive compensation program uses a mix of fixed and variable pay, with an emphasis on variable pay. The program is structured to create a meaningful balance between achieving strong short-term annual results while ensuring long-term viability and success. Therefore, the mix of incentives is reviewed and determined regularly by the Compensation Committee based on the short- and long-term objectives of the business. The following table illustrates the elements of pay we currently employ, the manner in which we position these elements relative to the market and the objectives achieved by each element:

Element	Target Positioning vs. Market	Primary Objective	Determination Factors
Base Salary	Target at Median	• Attract and retain high-performing and experienced individuals • Provide steady source of income so executives can focus on the needs of the business	• Value of role in competitive marketplace • Value of role to the Company • Skills, experience and performance of individual compared to the market as well as others in the Company

Element	Target Positioning vs. Market	Primary Objective	Determination Factors
Annual Cash Incentives	Target at Median	• Motivate executives to achieve challenging short-term performance goals • Align with annual financial objectives
•
Target awards based on competitive marketplace, level of position, skills and performance of executive
•
75% of actual awards based on achievement against the following annual corporate metrics:
o
Health Plan membership
o
Adjusted gross profit
o
Adjusted EBITDA
•
25% of actual awards based on achievement of individual goals for the NEOs other than the CEO
•
For 2022, awards were subject to a modifier (-20% to +50%) based on the Company’s CMS Star Ratings, with potential payouts ranging from 0% to 250% of target bonus

Long-Term Equity Incentives	Target at 50th - 75th percentile

•
Align executives’ interests with those of stockholders
•
Align with long-term business strategy
•
Retain executive talent through multi-year vesting schedules
•
Motivate sustainable performance that creates long-term value for stockholders
•
Foster our purpose and values to build teams that think and act like owners
• Awards based on competitive marketplace, level of position, skills and performance of the executive

For fiscal 2022, using the base salaries, the annual incentive targets at the end of the year, and the long-term incentives granted throughout the course of the fiscal year, the vast majority of executive compensation was variable (98% for our CEO and an average of 92% for our other NEOs). As our Compensation Committee continues to evaluate its approach to long-term equity incentive compensation, we expect that in subsequent years the compensation of our NEOs will consist of an appropriately balanced mix of fixed pay and variable, success-based pay. For more information, please see “—2022 Executive Compensation Program in Detail.”

Executive Compensation Decision-Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The committee is composed solely of independent members of the Board. The Committee works closely with its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed on the investor relations section of our corporate website at https://ir.alignmenthealth.com/. The committee makes all final compensation decisions and equity award recommendations regarding our NEOs.

The Role of Management

Members of our management team attend regular meetings where executive compensation, corporate and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, they are not present in the board room for, nor do they participate in, discussions about their own pay. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Committee providing transparency and oversight. Decisions on non-executive officer pay are made by the CEO in collaboration with the executive officers who manage such employees. The CEO does not participate in the deliberations of the Committee regarding his own compensation. The Compensation Committee makes all final determinations regarding CEO compensation.

The Role of the Independent Consultant

The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with Nasdaq rules.

The Role of Peer Group Companies

The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2022 compensation levels, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee took into account publicly available data for a group of peer companies (the “2022-23 Compensation Peer Group”) listed below, along with industry specific survey data, where appropriate. Selection criteria for determining/reviewing the 2022-23 Compensation Peer Group, used to establish the competitive market for the NEOs, generally include companies within the “Health Care Services” and “Health Care Technologies” industry groups and revenues ranging from approximately 1/5 times to 4 times Alignment Healthcare’s revenues (i.e., ~$228 million - $4,990 million) at the time of peer group approval.

• 1Life Healthcare, Inc.	• Health Catalyst, Inc.
• agilon health, inc.	• HealthEquity, Inc.
• Allscripts Healthcare Solutions, Inc.	• Oak Street Health
• Amedisys, Inc.	• Omnicell, Inc.
• Bright Health Group, Inc.	• Phreesia, Inc.
• Cano Health, Inc.	• Privia Health Group, Inc.
• Evolent Health, Inc.	• Signify Health, Inc.

It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserves the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

2022 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee takes into account factors such as competitive market data as well as individual performance, experience, tenure, internal equity and employee potential. For 2022, our NEOs received base salary increases, as further described below, in order to align their compensation with the market for similar roles and responsibilities.

In March 2022, each of our NEOs’ base salaries increased, as follows:

Name	Pre-Adjustment Base Salary(1)	Post-Adjustment Base Salary	Market Adjustment (%)
John Kao	$675,000	$750,000	11%
Thomas Freeman	$450,000	$500,000	11%
Dawn Maroney	$550,000	$560,000	2%
Dinesh Kumar	$500,000	$560,000	12%
Richard Cross	$350,000	$400,000	14%
(1)
Each pre-adjustment base salary applied from January 1 through March 26, 2022 and each adjusted base salary took effect as of March 27, 2022.

Annual Incentives

The 2022 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual payouts depend on the achievement of pre-determined, strategic and/or financial corporate performance objectives (100% of the award for the CEO and 75% of the award for the other NEOs), as well as individual performance (25% of the award for the NEOs other than the CEO). Based on results, payouts can range from 0% to 250% of target award amounts. In addition, a modifier (-20% to +50%) is applied to the total bonus payout based on the Company’s CMS Star Ratings (see further description below). The modifier ensures there is a direct connection and significant focus on quality and the experience our members are receiving. Target annual bonus opportunities are expressed as a percentage of base salary and were established based on the NEO’s level of responsibility and their ability to impact overall results. The Committee also considers market data in setting target award amounts.

Payouts under the 2022 Annual Incentive Plan occur as follows: (i) 80% of each NEO’s total annual incentive payout based on corporate and individual performance was paid in March 2023; and (ii) the remaining 20% of each NEO’s total annual incentive payout is held back and is expected to be paid in the fourth quarter of 2023, subject to achievement of CMS Star Ratings-related performance measures. See “—2022 Annual Incentive Plan Payouts —Adjustment for CMS Star Ratings” below.

The applicable base salary rates and target bonus percentages for our NEOs were increased in 2022. Target bonus opportunities for the full 2022 year reflect the weighted average of the target bonus opportunity percentages applicable to each NEO for each applicable period throughout the year, summarized as follows:

	Pre-Adjustment Annual Incentives		Post-Adjustment Annual Incentives
Name	Initial Base Salary Rate	Target to Maximum Bonus Opportunity (%)	Adjusted Base Salary Rate	Target to Maximum Bonus Opportunity (%)(1)	2022 Target Bonus Opportunity – Full Year ($)
John Kao(2)	$675,000	100% - 200%	$750,000	100% - 200%	$729,827
Thomas Freeman(2)	$450,000	50% - 100%	$500,000	85% - 170%	$413,558
Dawn Maroney(2)	$550,000	85% - 170%	$560,000	85% - 170%	$473,712
Dinesh Kumar(2)	$500,000	85% - 170%	$560,000	85% - 170%	$462,269
Richard Cross(2)	$350,000	50% - 100%	$400,000	50% - 100%	$193,269
(1)
For 2022, bonus opportunities were subject to further modification based on performance, with payouts ranging from 0% to 250% of target amounts, subject to a modifier (-20% to +50%) to the total bonus payout based on the Company’s CMS Star Ratings.
(2)
Amounts under “Pre-Adjustment Annual Incentives” represent base salary and target and maximum bonus opportunity applicable to the bonus calculation from January 1 to March 26, 2022. Amounts under “Post-Adjustment Annual Incentives” represent base salary and target and maximum bonus opportunity applicable to the bonus calculation from March 27 to December 31, 2022. Base salary and target/max bonus opportunities were increased in connection with the Compensation Committee’s annual review of NEO compensation.

2022 Corporate Performance Metrics, Weightings and Results

In 2022, we used membership, adjusted gross profit and adjusted EBITDA as the corporate performance metrics in the Annual Incentive Plan. We chose these metrics for the following reasons in the Annual Incentive Plan:

•
Membership growth shows that we are increasing our customer base and is a leading indicator of long-term revenue and profitability growth for Alignment Healthcare.
•
Adjusted gross profit keeps us focused on efficient delivery and execution.
•
Adjusted EBITDA provides a clear view of our total operational profitability—it focuses on growth, while continuing to provide strong accountability for returns.

The Compensation Committee chose to remove revenue, which had previously served as a corporate performance metric in 2021, as a corporate performance metric for 2022, as it was viewed as duplicative in light of the focus on membership growth.

The table below sets forth the relative weighting of the metrics selected for our 2022 Annual Incentive Plan, the results achieved for each metric, as determined by the Compensation Committee, and the resulting aggregate percentage achieved with respect to our corporate objectives:

	2022 Performance Metrics and Levels
	Health Plan Membership as of January 1, 2023	Adjusted Gross Profit(1)	Adjusted EBITDA(1)
	(50% Weighting)	(30% Weighting)	(20% Weighting)
Threshold	106,596	$162.0M	($52.0M)
Target	111,230	$174.9M	($36.4M)
Maximum	120,500	$195.0M	($10.0M)
Actual Results(2)	68% of Target	197% of Target	158% of Target

Funded Amount(3)	125% of Target

(1)
Adjusted gross profit and adjusted EBITDA are non-GAAP measures. For a reconciliation to the most directly comparable GAAP measures, please see the Appendix to this proxy statement. For these measures, performance is measured from “Target” to “Maximum” on a linear basis excluding incremental additional accruals for Annual Incentive Plan payouts for performance above “Target.”
(2)
The actual percent of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.
(3)
Represents percentage of corporate objectives achieved. Actual payouts to NEOs were adjusted to reflect level of achievement of individual objectives, which ranged from 83% to 93% (which the exception of our CEO, whose payout is entirely based on achievement of corporate objectives).

2022 Annual Incentive Plan Payouts

Based on the above performance results, the funding of the Annual Incentive Plan was set at 125% of each NEO’s applicable target based on the achievement of corporate objectives and subsequently adjusted based on each NEOs individual performance (excluding the CEO whose bonus entirely based on achievement of corporate objectives). Target bonus opportunities for the 2022 year and payout amounts reflect the weighted average of the target bonus opportunity percentages applicable to each NEO for each applicable period throughout the year. The following table lists the actual awards earned by the NEOs in 2022 (and paid in 2023):

Name	Weighted-Average Bonus Target(1) (%)	Corporate Performance Results (%)	Individual Performance Results (%)	2022 Target Bonus Opportunity – Full Year ($)	Actual Payout Amount(2) ($)	Actual Payout as Percent of Target (%)
John Kao(3)	100	125	—	729,827	910,664	124.8
Thomas Freeman(3)	76	125	93	413,558	433,632	116.8
Dawn Maroney(3)	85	125	83	473,712	541,611	114.3
Dinesh Kumar(3)	85	125	83	462,269	528,529	114.3
Richard Cross(3)	50	125	88	193,269	223,194	115.5
(1)
Represents the aggregate target bonus opportunity expressed as a weighted-average percentage reflecting the base salaries and bonus targets applicable for portions of the fiscal year. See “—Annual Incentives” above.
(2)
Represents payout based on achievement of corporate objectives established at 125% and individual objectives as shown in the table. Actual payout in March 2023 was 80% of these amounts, with the remaining 20% held back and potentially payable in the fourth quarter of 2023, subject to the modifier based on the Company’s CMS Star Ratings. See “—2022 Annual Incentive Plan Payouts—Adjustment for CMS Star Ratings” below.

Adjustment for CMS Star Ratings. As described above, 20% of each NEOs total 2022 Annual Incentive Plan payout based on corporate and individual performance will not be paid until the fourth quarter of 2023. The amount of the holdback that is paid to each NEO is subject to an adjustment based on the CMS Star Rating achieved by the Company’s Medicare Advantage plans. Each rated health plan has an “Overall” quality rating of 1 to 5 stars (5 is highest), which accounts for member experience, medical care, and health plan administration.

A plan’s overall rating is based on three general categories:

•
Member experience: Based on surveys of member satisfaction including:
o
Their health care and doctors
o
Ease of getting appointments and services
•
Medical care: Based on how well the plan's network providers manage member health care, including:

o
Providing regular screenings, vaccines, and other basic health services
o
Monitoring some conditions
•
Plan administration: Based on how well the plan is run, including:
o
Customer service
o
Access to needed information
o
Network providers ordering appropriate tests and treatment

All health plan ratings are calculated the same way, using the same information sources.

When the prior fiscal year’s results are available in the fourth quarter of 2023, the NEO’s final payouts will be adjusted as follows:

•
3.5 stars or lower will result in a 20% decrease in each NEO’s aggregate bonus (i.e., no payment of the 20% holdback will occur);
•
4.0 stars will result in a 5% increase in each NEO’s aggregate bonus;
•
4.5 stars will result in a 20% increase in each NEO’s aggregate bonus; and
•
5.0 stars will result in a 50% increase in each NEO’s aggregate bonus.

For the 2023 fiscal year, the Compensation Committee has made changes to percentages by which the NEO’s final payouts will be adjusted, as follows:

•
3.5 stars or lower will result in a 25% decrease in each NEO’s aggregate bonus (i.e., no payment of the 25% holdback will occur);
•
4.0 stars will result in a 5% decrease in each NEO’s aggregate bonus;
•
4.5 stars will result in a 40% increase in each NEO’s aggregate bonus; and
•
5.0 stars will result in a 50% increase in each NEO’s aggregate bonus.

These changes are applicable to Annual Incentive Plan cash payouts for all eligible employees. The Committee made these revisions to the 2023 Annual Incentive Plan in order to align more closely our employees incentives with the results of the CMS Star Ratings, which the Company believes are critical to future membership growth.

Long-Term Equity Incentives

The Company’s long-term equity incentive program is designed to provide a portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is key to assuring our executives’ interests are aligned with those of our stockholders.

Pre-Initial Public Offering Awards.

Prior to our IPO, Alignment Partners had granted profits interests in the form of Class B and Class C Units (i.e., incentive units) to certain key employees of the Company, which were governed by the terms of the individual award agreement documenting the grant and the Alignment Partners partnership agreement. Unless otherwise provided in an individual award agreement, a specified percentage of each grant of incentive units would be fully vested upon grant, a specified percentage would vest based on service, and the remaining percentage would vest based on the occurrence of a “change of control.” The service-based incentive units generally vested 25% on the first four anniversaries of the applicable vesting commencement date, subject to the employee’s continued employment or service on each such vesting date.

In addition, Alignment Healthcare Holdings, LLC maintained a Stock Appreciation Rights Plan, effective as of December 14, 2014 (the “SAR Plan”), which provided for the grant of stock appreciation rights (“SARs”) to key employees of the Company (including Mr. Freeman). The SARs issued under the SAR Plan were phantom equity interests that allowed the grantee to share in the appreciation of our business above a certain threshold, and represented the right to receive cash equal to the excess of (i) the aggregate fair market value of a portion of the equity interests of Alignment Healthcare Holdings, LLC, over (y) the aggregate applicable exercise price. The threshold price for each SAR grant was the fair market value of Alignment Healthcare Holdings, LLC’s business as of the applicable date of grant. Awards of SARs were governed by the terms of the SAR Plan and the individual award letter documenting the grant. Unless otherwise provided in an individual award letter, each grant of SARs would vest 80% based on service and 20% based on the occurrence of a change of control. The service-based SARs would vest 25% on the first four anniversaries of the initial vesting date, subject to the employee’s continued employment on each such vesting date.

As of the time of our IPO, only the service-based portion of Class B units were fully vested. Our IPO was not considered a change in control for purposes of the SAR Plan. In connection with our IPO, all vested incentive units and SARs were converted into the economic equivalent number of vested shares of common stock of the Company (with 50% of SARs subject to cash settlement and the remaining 50% subject to stock settlement), and all unvested incentive units and SARs were converted into the economic equivalent number of restricted shares of the Company. Restricted shares of the Company that converted from unvested performance-based incentive units and SARs will vest (i) 50% on the later of (x) the fourth anniversary of the initial vesting date and (y) the first anniversary of our IPO and (ii) 50% on the later of (x) the fourth anniversary of the initial vesting date and (y) the second anniversary of our IPO, in each case, subject to continued employment or service on each such vesting date. Restricted shares of the Company that converted from unvested service-based incentive units and SARs remain subject to the applicable employee’s vesting schedule as in effect immediately prior to the IPO. Such restricted shares to the extent unvested shall accelerate and vest upon the occurrence of a change of control.

The table below sets forth, as of the closing date of our IPO, (i) the number of shares of common stock converted from vested incentive units and SARs and (ii) the number of restricted shares converted from unvested incentive units and SARs, in each case, held by our NEOs:

Name	Vested Common Stock	Unvested Restricted Shares (Converted from Service-Based Incentive Units)	Unvested Restricted Shares (Converted from Performance-Based Incentive Units and SARs)
John Kao(1)	2,797,642	974,208	513,187
Thomas Freeman(2)	498,041	427,458	176,985
Dawn Maroney	890,360	540,735	204,053
Dinesh Kumar	394,641	482,931	159,667
Richard Cross	96,519	133,831	—
(1)
As of the date of our IPO, Mr. Kao’s shares of common stock and restricted shares were held by JEK Trust, dated February 8, 2021, of which Mr. Kao is the trustee.
(2)
As of the date of our IPO, 381,535 shares of common stock and 497,602 restricted shares were held by FCO Holdings LLC, a limited liability company owned by FCO Holdings Trust One, an irrevocable trust.

2021 Equity Incentive Plan and Awards

In connection with our IPO, our Board adopted, and our stockholders approved, an equity incentive plan (the “2021 Plan”), pursuant to which employees, consultants and directors of our company and our affiliates performing services for us, including our executive officers, are eligible to receive awards. The 2021 Plan provides for the grant of stock options, stock appreciation rights, restricted shares, dividend equivalents, other stock-based awards (including RSUs) and performance awards intended to align the interests of participants with those of our stockholders.

On March 24, 2021, the Board approved equity grants to recognize and reward the successful completion of our IPO (the "IPO Grants"). The IPO Grants were granted using 85% nonqualified stock options and 15% restricted stock units. The IPO Grants were granted at an amount to reflect each executive’s importance to the organization and the desired continued retention of said executives following the liquidity of pre-IPO equity awards for the NEOs. The IPO Grants for each NEO were as follows:

	Stock Options (#)	Restricted Stock Units (#)
John Kao	3,916,668	311,030
Thomas Freeman	762,720	60,569
Dawn Maroney	1,030,702	81,850
Dinesh Kumar	669,956	53,202
Richard Cross	245,556	19,500

The stock options vest over a four-year period, 25% per annum, subject to the award recipient’s continued employment through each vesting date, and expire on the tenth anniversary of the grant date. Stock options have an exercise price of $18.00 per share, and only share in appreciation above such exercise price.

The restricted stock units vest over a four-year period, 25% per annum.

2022 Regular Annual Equity Awards

In 2022, the Compensation Committee undertook a close assessment of the structure of our legacy equity awards, which are more representative of private companies, and worked closely with our independent compensation consultant to design a regular annual equity award program that aligns the interests of our executives and stockholders each year.

In February 2022, the Board approved annual equity incentive awards to our NEOs to encourage ongoing performance and alignment of each executive’s financial interests with that of other stockholders (“2022 Annual Grants”). The 2022 Annual Grants were granted using 25% nonqualified stock options and 75% restricted stock units. Stock options are intended to align the interests of award recipients with those of stockholders, since options deliver value only if Alignment Healthcare’s stock price appreciates after they are granted. The restricted stock units align NEOs with existing stockholders as they are full value share ownership in the Company. The Annual 2022 Grants were granted at an amount designed to align our total compensation with our peer group, to reflect each executive’s importance to the organization and to promote the desired continued retention of said executives. The 2022 Annual Grants for each NEO were as follows:

	Stock Options (#)	Restricted Stock Units (#)
John Kao	364,964	496,689
Thomas Freeman	100,365	136,589
Dawn Maroney	152,068	206,954
Dinesh Kumar	152,068	206,954
Richard Cross	36,496	49,669

The stock options vest over a four-year period, 25% per annum, subject to the award recipient’s continued employment through each vesting date, and expire on the tenth anniversary of the grant date. Stock options have an exercise price of $9.06 per share, and only share in appreciation above such exercise price.

The restricted stock units vest over a four-year period, 25% per annum.

2022 Additional Equity Awards

In September 2022, the Board approved additional equity incentive awards to a broad group of senior employees, including our NEOs. The additional grants, which were issued entirely as restricted stock units, were granted to recognize our recent strong financial performance and to support our talent retention objectives. The grants were structured to vest 50% in each of September of 2025 and 2026, creating a strong retention mechanism for the NEOs and to continue to align their financial interests with stockholders.

The following grants were issued to our NEOs:

Restricted Stock Units (#)
John Kao	1,639,027
Thomas Freeman	319,179
Dawn Maroney	431,323
Dinesh Kumar	280,360
Richard Cross	102,759

Other Compensation Matters

Employment Agreements

In connection with our IPO, we entered into amended and restated employment agreements with each of our Named Executive Officers, effective as of March 26, 2021, each of which supersedes a prior employment agreement. Each such amended and restated employment agreement specifies the terms of the executive’s employment, including certain compensation levels, and is intended to assure us of the executive’s continued employment and retention and to provide stability in our management team.

The terms of the employment agreements are described under “Executive and Director Compensation—Employment Agreements” below. In addition to the terms described therein, the employment agreements provide for certain severance payments and benefits following a termination of employment under certain circumstances. For details on the severance payment and benefits under each NEO’s respective employment agreement and the 2021 Plan, see “Executive and Director Compensation—Potential Payments Upon Termination or Change in Control.”

Retirement Benefits

We maintain a tax-qualified retirement plan that provides all regular employees with an opportunity to save for retirement on a tax-efficient basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax or after-tax basis and have it contributed to the plan subject to applicable annual limits under the Code. The Company makes a matching contribution on 100% of employee deferrals up to 4% of the eligible employee’s compensation eligible for deferral. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals and matching contributions are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and employer matching contributions are deductible by us when made. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Executive Benefits and Perquisites

The Company’s executive officers, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including our 401(k) plan described above, medical, dental and life insurance plans and long-term disability plans. None of the NEOs participate in a defined benefit pension plan.

We provide limited perquisites to our NEOs, including an internet stipend and reimbursement of business expenses.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The Compensation Committee:

Robbert Vorhoff, Chairman

Thomas Carella

Jacqueline Kosecoff

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

EXECUTIVE AND DIRECTOR COMPENSATION

Unless we state otherwise or the context otherwise requires, in this “Executive and Director Compensation” section the terms “Alignment,” “we,” “us,” “our” and the “Company” refer to Alignment Healthcare Holdings, LLC for the period up to our IPO, and for all periods following our IPO in March 2021, to Alignment Healthcare, Inc. “Alignment Partners” refers to Alignment Healthcare Partners, LP, a Delaware limited partnership, which, prior to the reorganization undertaken in connection with the IPO, was the sole member of Alignment Healthcare Holdings, LLC.

This section discusses the material components of the executive compensation program for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers as of December 31, 2022, who we refer to as our “Named Executive Officers” or “NEOs.” This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our Named Executive Officers for the fiscal years ending December 31, 2022, December 31, 2021, and December 31, 2020, as applicable.

	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
John Kao Chief Executive Officer	2022	729,827	—	30,937,508	1,500,002	902,835	420	34,070,592
	2021	675,000	200,000(5)	14,835,906	29,570,843	716,681	420	45,998,851
	2020	656,827	—	2,537,500	—	659,138	—	3,853,465
Thomas Freeman Chief Financial Officer	2022	486,539	—	6,385,854	412,500	448,501	13,703	7,747,097
	2021	436,539	100,000(5)	4,275,972	5,758,536	306,414	15,267	10,892,727
	2020	389,231	—	609,000	—	273,420	7,752	1,279,403
Dawn Maroney President, Markets	2022	557,308	—	8,832,243	624,999	553,589	12,620	10,580,760
	2021	536,731	20,000(5)	5,146,254	7,781,800	468,128	12,020	13,964,932
	2020	486,538	—	812,000	—	337,710	12,352	1,648,600
Dinesh Kumar Chief Medical and Operating Officer(6)	2022	543,846	—	6,397,210	624,999	520,867	12,620	8,099,543
	2021	469,231	—	3,831,642	5,058,168	388,329	12,020	9,759,389
Richard Cross General Counsel and Corporate Secretary(6)	2022	386,539	—	2,107,504	149,999	225,821	12,620	2,882,483
(1)
For 2022, represents the grant date fair values associated with the grant of restricted stock units (“RSUs”) of Alignment to each of the NEOs, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”).

For 2021, the amounts reported include the accounting costs associated with the March 25, 2021 modification in connection with the conversion of performance-based incentive units (for Mr. Kao, Mr. Freeman, Ms. Maroney and Dr.

Kumar) and SARs (for Mr. Freeman) as a part of the pre-IPO equity conversion discussed in further detail in “Compensation Discussion and Analysis—2022 Executive Compensation Program in Detail—Long-Term Equity Incentives—Pre-Initial Public Offering Awards” as follows: John Kao – $9,237,366; Thomas Freeman – $3,185,730; Dawn Maroney – $3,672,954; and Dinesh Kumar – $2,874,006. Such accounting costs do not correspond to the actual economic value that may be ultimately realized by the Named Executive Officers for such awards. The remainder of the amounts reported for 2021 include the grant date fair values associated with the grant of RSUs of Alignment to each of the NEOs, computed in accordance with FASB ASC Topic 718 as follows: John Kao – $5,598,540; Thomas Freeman – $1,090,242; Dawn Maroney – $1,473,300; and Dinesh Kumar – $957,636.

For 2020, represents the grant date fair value of incentive units in Alignment Partners calculated in accordance with FASB ASC Topic 718.

Assumptions used in computing the amounts reported herein are set forth in Note 10 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
Represents the grant date fair value of non-qualified stock options granted to the individuals on (i) March 8, 2022 and (ii) March 25, 2021 in connection with the closing of our IPO, in each case calculated in accordance with FASB ASC Topic 718. Assumptions used in computing the amounts reported herein are set forth in Note 10 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
(3)
For 2022, represents 80% of the NEO’s 2022 bonus payment under the Company’s annual incentive plan, which was paid in March 2023, and the following 20% 2021 bonus payments that were paid to each NEO in October 2022: John Kao - $174,305; Thomas Freeman - $61,962; Dawn Maroney - $120,300; Dinesh Kumar - $98,044; and Richard Cross - $47,266. The remaining 20% of the 2022 bonus payment is not included and will be paid, if at all, in September or October of 2023, based on certain performance criteria (an additional payment may also be made at such time, based on performance).

For 2021, represents 80% of the NEO’s 2021 bonus payment under the Company’s annual incentive plan, which was paid in March 2022, and the following 20% 2020 bonus payments that were paid to each NEO on November 5, 2021: John Kao - $154,406; Thomas Freeman - $64,050; Dawn Maroney - $80,063; and Dinesh Kumar - $72,056.

For 2020, represents 80% of the NEO’s 2020 bonus payment under the Company’s annual incentive plan, which was paid in March 2021, as well as the following 20% 2019 bonus payments that were paid to each NEO on October 23, 2020: John Kao – $165,038; Thomas Freeman – $68,460; and Dawn Maroney – $81,510.

Certain NEOs received increases to base salaries and target and maximum bonus opportunities during 2021 and 2022. Target bonus opportunities for the full year reflect the weighted average of the target bonus opportunity percentages applicable to each NEO for each applicable period throughout the year. See “Compensation Discussion and Analysis—2022 Executive Compensation Program in Detail—Annual Incentives” above for further discussion of our Annual Incentive Plan.

(4)
For 2022, represents: for Mr. Kao – $420 internet stipend; for Mr. Freeman – $420 internet stipend, imputed income for domestic partnership insurance of $1,083 and Company 401(k) matching contributions of $12,200; for Ms. Maroney – $420 internet stipend and Company 401(k) matching contributions of $12,200; for Dr. Kumar – $420 internet stipend and Company 401(k) matching contributions of $12,200; and for Mr. Cross – $420 internet stipend and Company 401(k) matching contributions of $12,200.

For 2021, represents: for Mr. Kao – $420 internet stipend; for Mr. Freeman – $420 internet stipend, imputed income for domestic partnership insurance of $3,247 and Company 401(k) matching contributions of $11,600; for Ms. Maroney – $420 internet stipend and Company 401(k) matching contributions of $11,600; and for Dr. Kumar – $420 internet stipend and Company 401(k) matching contributions of $11,600.

For 2020, represents the amount of Company 401(k) matching contributions.

(5)
Represents a one-time bonus granted in connection with our IPO.
(6)
Dr. Kumar was not a Named Executive Officer for 2020 and Mr. Cross was not a Named Executive Officer for 2020 or 2021.

Grants of Plan-Based Awards for Fiscal Year 2022

The following table presents the plan-based awards granted to the Named Executive Officers in 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(1) ($) (l)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
John Kao
AIP(2)	—	364,914	729,827	1,459,654	—	—	—	—	—	—	—
RSU Award	3/8/2022	—	—	—	—	—	—	496,689	—	—	4,500,002
Stock Option Award	3/8/2022	—	—	—	—	—	—	—	364,964	9.06	1,500,002
RSU Award	9/12/22	—	—	—	—	—	—	1,639,027	—	—	26,437,506
Thomas Freeman
AIP(2)	—	206,779	413,558	827,116	—	—	—	—	—	—	—
RSU Award	3/8/2022	—	—	—	—	—	—	136,589	—	—	1,237,496
Stock Option Award	3/8/2022	—	—	—	—	—	—	—	100,365	9.06	412,500
RSU Award	9/12/22	—	—	—	—	—	—	319,179	—	—	5,148,357
Dawn Maroney
AIP(2)	—	236,856	473,712	947,424	—	—	—	—	—	—	—
RSU Award	3/8/2022	—	—	—	—	—	—	206,954	—	—	$1,875,003
Stock Option Award	3/8/2022	—	—	—	—	—	—	—	152,068	9.06	624,999
RSU Award	9/12/2022	—	—	—	—	—	—	431,323	—	—	6,957,240
Dinesh Kumar
AIP(2)	—	231,135	462,269	924,538	—	—	—	—	—	—	—
RSU Award	3/8/2022	—	—	—	—	—	—	206,954	—	—	1,875,003
Stock Option Award	3/8/2022	—	—	—	—	—	—	—	152,068	9.06	624,999
RSU Award	9/12/2022	—	—	—	—	—	—	280,360	—	—	4,522,207
Richard Cross
AIP(2)	—	96,635	193,269	386,538	—	—	—	—	—	—	—
RSU Award	3/8/2022	—	—	—	—	—	—	49,669	—	—	450,001
Stock Option Award	3/8/2022	—	—	—	—	—	—	—	36,496	9.06	149,999
RSU Award	9/12/2022	—	—	—	—	—	—	102,759	—	—	1,657,503
(1)
The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company's stock and the length of time the award is held. No value will be realized with respect to any stock option award if the Company's stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to FASB ASC Topic 718, see Note 10 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. Equity-based compensation awards to employees are generally subject to four-year vesting provisions. RSUs granted on September 12, 2022 vest in two equal installments on or around the third and fourth anniversaries of the grant date.
(2)
Awards designated “AIP” represent the threshold, target and maximum amounts of performance-based awards that our NEOs might have earned during 2022 under our Annual Incentive Plan, dependent upon our 2022 performance. Maximum payouts assume that the Annual Incentive Plan was funded at maximum levels based on applicable Company and/or business unit performance and individual performance was also achieved at maximum levels. Awards actually earned are shown above in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table. Payouts depend on the achievement of pre-determined, strategic and/or financial corporate performance objectives (75% of the award), as well as individual performance (25% of the award). Based on results, base payouts can range from 0% to 250% of target award amounts. In addition, a modifier (-20% to +50%) is applied to the total bonus payout based on the Company’s CMS Star Ratings. During 2022, the base salaries and target and maximum bonus opportunities were increased for certain CEOs. Target bonus opportunities for the full 2022 year reflect the weighted average of the target bonus opportunity percentages applicable to each NEO for each applicable period throughout the year. See “Compensation Discussion and Analysis—2022 Executive Compensation Program in Detail—Annual Incentives” above for further discussion of our Annual Incentive Plan.

Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table

Employment Agreements

Prior to our IPO, we were party to employment agreements with Mr. Kao, Mr. Freeman, Ms. Maroney, Dr. Kumar and Mr. Cross, which provided for an initial base salary of $350,000, $250,000 $300,000, $450,000 and $325,000, respectively (later increased for each NEO). In addition, each employment agreement provided for an annual cash incentive bonus with an initial target and maximum bonus opportunity equal to 25% and 50% of base salary for Mr. Kao, Mr. Freeman and Ms. Maroney, 35% and 70% of base salary for Dr. Kumar and 25% and 50% of base salary for Mr. Cross (also later increased for each NEO). Ms. Maroney’s employment agreement also initially provided for a commission payment program, which did not apply in 2021 or thereafter.

In connection with our IPO, we entered into amended and restated employment agreements with each of our Named Executive Officers, effective as of March 26, 2021 (the “NEO Employment Agreements”), each of which superseded the prior employment agreements. Each NEO Employment Agreement provides for an initial term of one year, which automatically renews for additional one-year periods until either the Company or the Named Executive Officer provides written notice within 90 days in advance of the next scheduled renewal date of an intent not to renew. The NEO Employment Agreements provided for an initial base salary as follows: $675,000 for Mr. Kao; $450,000 for Mr. Freeman; $550,000 for Ms. Maroney; $450,000 for Dr. Kumar; and $350,000 for Mr. Cross (later increased for each NEO). In addition, each employment agreement provided for an annual cash incentive bonus with an initial target and maximum bonus opportunity equal to 100% and 200% of base salary for Mr. Kao; 50% and 100% of base salary for Mr. Freeman; 85% and 170% of base salary for Ms. Maroney; 50% and 100% of base salary for Dr. Kumar; and 50% and 100% of base salary for Mr. Cross (later increased for each NEO). Certain NEO Employment Agreements also provided for an increase in base salary and/or bonus opportunities for the applicable NEOs in 2021. Dr. Kumar received additional adjustments to base salary and bonus opportunity in August 2021.

Target bonus opportunities and payouts for each of the full years shown in the tables above reflect the weighted average of the target bonus opportunity percentages for each applicable period throughout the year. In general, annual cash incentive bonuses are determined based on the achievement of performance goals established by the Board (or the Compensation Committee) within the first 90 days of the calendar year following the applicable performance year (or, with respect to the first calendar year of employment, within the first 30 days of the commencement of employment), and may be based on quantitative performance objectives for the Company or one or more of its affiliates, subsidiaries, business units or divisions, and/or individual quantitative or qualitative performance objectives or any combination of the foregoing. Base salaries and annual cash incentive bonus opportunities are reviewed by the Board at least annually and may be increased (but not decreased). For additional information on the 2022 Annual Incentive Plan, see “Compensation Discussion & Analysis—2022 Executive Compensation Program in Detail—Annual Incentives” above.

In addition to the foregoing amounts, for Dr. Kumar, the Company must procure and maintain at all times during Dr. Kumar’s employment a professionally liability insurance policy with initial coverage limits of at least $1 million for each occurrence and $3 million in the aggregate, which, upon the expiration of the employment agreement or Dr. Kumar’s termination of employment, must be extended through the Company’s purchase of a “tail” or extended reporting coverage for at least four years after termination.

Each of our Named Executive Officers are entitled to severance payments and benefits upon a qualifying termination of employment as described below in “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2022 Fiscal Year End

The following table summarizes, for each of the Named Executive Officers, the number of shares of our common stock underlying outstanding equity awards held as of December 31, 2022.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
Name	Grant Date	(#) Exercisable	(#) Unexercisable	(#)	($)		(#)	($)
John Kao	9/12/2022	—	—	—	—	—	1,639,027	19,274,958
	3/8/2022	—	364,964	—	9.06	3/8/2032	—	—
	3/8/2022	—	—	—	—	—	496,689	5,841,063
	3/25/2021	979,167	2,937,501	—	18.00	3/25/2031	—	—
	3/25/2021	—	—	—	—	—	233,272	2,743,279
	9/25/2020(3)	—	—	—	—	—	454,284	5,342,380
	9/30/2019(3)	—	—	—	—	—	43,539	512,019
	3/6/2017(3)	—	—	—	—	—	136,227	1,602,030
	5/9/2014(3)	—	—	—	—	—	109,426	1,286,850
Thomas Freeman	9/12/2022	—	—	—	—	—	319,179	3,753,545
	3/8/2022	—	100,365	—	9.06	3/8/2032	—	—
	3/8/2022	—	—	—	—	—	136,589	1,606,287
	3/25/2021	190,680	572,040	—	18.00	3/25/2031	—	—
	3/25/2021	—	—	—	—	—	45,426	534,210
	9/25/2020(4)	—	—	—	—	—	122,254	1,437,707
	9/30/2019(4)	—	—	—	—	—	101,296	1,191,241
	8/6/2018(4)	—	—	—	—	—	4,752	55,884
	8/8/2017	—	—	—	—	—	5,612	65,997
	3/6/2017(4)	—	—	—	—	—	35,926	422,490
	10/6/2015	—	—	—	—	—	9,515	111,896
	8/17/2015(4)	—	—	—	—	—	7,230	85,025
Dawn Maroney	9/12/2022	—	—	—	—	—	431,323	5,072,358
	3/8/2022	—	152,068	—	9.06	3/8/2032	—	—
	3/8/2022						206,954	2,433,779
	3/25/2021	257,676	773,026	—	18.00	3/25/2031	—	—
	3/25/2021	—	—	—	—	—	61,387	721,911
	9/25/2020	—	—	—	—	—	163,006	1,916,951
	9/30/2019	—	—	—	—	—	142,433	1,675,012
	3/6/2017	—	—	—	—	—	49,696	584,425
	5/9/2014	—	—	—	—	—	16,542	194,534
Dinesh Kumar	9/12/2022	—	—	—	—	—	280,360	3,297,034
	3/8/2022	—	152,068	—	9.06	3/8/2032	—	—
	3/8/2022	—	—	—	—	—	206,954	2,433,779
	3/25/2021	167,489	502,467	—	18.00	3/25/2031	—	—
	3/25/2021	—	—	—	—	—	39,901	469,236
	9/25/2020	—	—	—	—	—	61,127	718,854
	9/30/2019	—	—	—	—	—	82,268	967,472
	5/2/2019	—	—	—	—	—	118,325	1,391,502
	1/21/2019	—	—	—	—	—	59,162	695,745
Richard Cross	9/12/2022	—	—	—	—	—	102,759	1,208,446
	3/8/2022	—	36,496	—	9.06	3/8/2032	—	—
	3/8/2022	—	—	—	—	—	49,669	584,107
	3/25/2021	61,389	184,167	—	18.00	3/25/2031	—	—
	3/25/2021	—	—	—	—	—	14,625	171,990
	5/2/2019	—	—	—	—	—	44,460	522,850
	4/1/2019	—	—	—	—	—	44,910	528,142

(1)
Represents unvested options, RSUs, restricted shares converted from service-based incentive units and SARs (which remain subject to the same vesting schedules as in effect prior to our IPO) and restricted shares converted from performance-based incentive units and SARs (which vest (i) 50% on the later of (x) the fourth anniversary of the initial vesting date and (y) the first anniversary of our IPO and (ii) 50% on the later of (x) the fourth anniversary of the initial vesting date and (y) the second anniversary of our IPO, in each case, subject to continued employment or service on each such vesting date). The vesting schedules of the options, RSUs and restricted shares are as follows (subject to the named executive officer’s continued employment through each applicable vesting date):

Name	Grant Date	Grant Type	Service-based Vesting Schedule
John Kao	9/12/2022	RSUs	Vests 819,514 shares on 9/7/2025 and 819,513 shares on 9/7/2026
	3/8/2022	RSUs	Vests 25% per year over 4 years with approximately 124,172 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/8/2022	Options	Vests 25% per year over 4 years with 91,241 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/25/2021	Options	Vests 25% per year over 4 years with 979,167 vesting on each of 3/25/2022, 2023, 2024, and 2025
	3/25/2021	RSUs	Vests 25% per year over 4 years with approximately 77,758 vesting on each of 3/25/2022, 2023, 2024, and 2025
	9/25/2020	Restricted Shares	Vests over 3 years with approximately 227,143 vesting on each of 8/1/2022, 2023, and 2024
	9/30/2019	Restricted Shares	Vests over 2 years with 21,661 vesting on 7/15/2022 and 43,539 vesting on 7/15/2023

Name	Grant Date	Grant Type	Service-based Vesting Schedule
John Kao, cont.	3/6/2017	Restricted Shares	Vests over 2 years with 136,228 vesting on 3/30/2022 and 136,227 vesting on 3/30/2023
	5/9/2014	Restricted Shares	Vests over 2 years with 109,427 vesting on 3/30/2022 and 109,426 vesting on 3/30/2023

Thomas Freeman	9/12/2022	RSUs	Vests 159,590 shares on 9/7/2025 and 159,589 shares on 9/7/2026.
	3/8/2022	RSUs	Vests 25% per year over 4 years with approximately 34,147 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/8/2022	Options	Vests 25% per year over 4 years with approximately 25,091 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026.
	3/25/2021	Options	Vests 25% per year over 4 years with 190,680 vesting on each of 3/25/2022, 2023, 2024, and 2025
	3/25/2021	RSUs	Vests 25% per year over 4 years with approximately 15,143 vesting on each of 3/25/2022, 2023, 2024, and 2025
	9/25/2020	Restricted Shares	Vests over 3 years with 61,127 vesting on each of 8/1/2022, 2023, and 2024
	9/30/2019	Restricted Shares	Vests over 2 years with 50,394 vesting on 7/15/2022 and 101,296 vesting on 7/15/2023
	8/6/2018	Restricted Shares	Vests over 2 years with 4,755 vesting on 3/30/2022 and 4,752 vesting on 3/30/2023
	8/8/2017	Restricted Shares	Vests over 2 years with 5,612 vesting on 3/30/2022 and 5,612 vesting on 3/30/2023
	3/6/2017	Restricted Shares	Vests over 2 years with 35,929 vesting on 3/30/2022 and 35,926 vesting on 3/30/2023
	10/6/2015	Restricted Shares	Vests over 2 years with 9,515 vesting on 3/30/2022 and 9,515 vesting on 3/30/2023
	8/17/2015	Restricted Shares	Vests over 2 years with 7,231 vesting on 3/30/2022 and 7,230 vesting on 3/30/2023

Dawn Maroney	9/12/2022	RSUs	Vests 215,662 shares on 9/7/2025 and 215,661 shares on 9/7/2026
	3/8/2022	RSUs	Vests 25% per year over 4 years with approximately 51,739 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/8/2022	Options	Vests 25% per year over 4 years with 38,017 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/25/2021	Options	Vests 25% per year over 4 years with approximately 257,676 vesting on each of 3/25/2022, 2023, 2024, and 2025
	3/25/2021	RSUs	Vests 25% per year over 4 years with approximately 20,463 vesting on each of 3/25/2022, 2023, 2024, and 2025
	9/25/2020	Restricted Shares	Vests over 3 years with 81,503 vesting on each of 8/1/2022, 2023, and 2024
	9/30/2019	Restricted Shares	Vests over 2 years with 70,858 vesting on 7/15/2022 and 142,433 vesting on 7/15/2023
	3/6/2017	Restricted Shares	Vests over 2 years with 49,697 vesting on 3/30/2022 and 49,696 vesting on 3/30/2023
	5/9/2014	Restricted Shares	Vests over 2 years with 16,543 vesting on 3/30/2022 and 16,542 vesting on 3/30/2023

Dinesh Kumar	9/12/2022	RSUs	Vests 140,180 shares on each of 9/7/2025 and 9/7/2026
	3/8/2022	RSUs	Vests 25% per year over 4 years with approximately 51,739 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/8/2022	Options	Vests 25% per year over 4 years with 38,017 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/25/2021	Options	Vests 25% per year over 4 years with 167,489 vesting on each of 3/25/2022, 2023, 2024, and 2025
	3/25/2021	RSUs	Vests 25% per year over 4 years with approximately 13,301 vesting on each of 3/25/2022, 2023, 2024, and 2025
	9/25/2020	Restricted Shares	Vests over 3 years with 30,564 vesting on each of 8/1/2022, 2023, and 2024
	9/30/2019	Restricted Shares	Vests over 2 years with 40,928 vesting on 7/15/2022 and 82,268 vesting on 7/15/2023
	5/2/2019	Restricted Shares	Vests over 2 years with 118,326 vesting on 1/21/2022 and 118,325 vesting on 1/21/2023
	1/21/2019	Restricted Shares	Vests over 2 years with 59,164 vesting on 3/30/2022 and 59,162 vesting on 3/30/2023

Richard Cross	9/12/2022	RSUs	Vests 51,380 shares on 9/7/2025 and 51,379 shares on 9/7/2026
	3/8/2022	RSUs	Vests 25% per year over 4 years with approximately 12,417 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/8/2022	Options	Vests 25% per year over 4 years with 9,124 vesting on each of 3/8/2023, 3/8/2024, 3/8/2025 and 3/8/2026
	3/25/2021	Options	Vests 25% per year over 4 years with 61,389 vesting on each of 3/25/2022, 2023, 2024, and 2025
	3/25/2021	RSUs	Vests 25% per year over 4 years with 4,875 vesting on each of 3/25/2022, 2023, 2024, and 2025
	5/2/2019	Restricted Shares	Vests approximately 33% per year over 3 years with approximately 44,910 vesting on each of 4/1/2021, 4/1/22 and 4/1/2023.
	4/1/2019	Restricted Shares	Vests in full on 4/1/2023.

(2)
The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $11.76, the closing price of our common stock on the last trading day of 2022.
(3)
Held by JEK Trust, dated February 8, 2021, of which Mr. Kao is the trustee.
(4)
15% of each grant is held by Mr. Freeman directly and 85% of each grant is held by FCO Holdings LLC, a limited liability company owned by FCO Holdings Trust One, an irrevocable trust.

Exercises and Stock Vested During Fiscal Year 2022

The following table shows information about exercises and vesting of RSU awards and stock options during fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
John Kao	—	—	572,217(2)	7,272,626
Thomas Freeman	—	—	189,699(3)	2,557,705
Dawn Maroney	—	—	239,064(4)	3,179,915
Dinesh Kumar	—	—	262,282(5)	2,667,225
Richard Cross	—	—	49,336(6)	572,514
(1)
The dollar amounts shown in the “Value Realized on Vesting” column are determined by multiplying (i) the number of shares that vested, by (ii) the per-share closing market price of our common stock on the vesting date.
(2)
Represents (a) 77,758 shares issued upon vesting of RSUs with a value realized on vesting based on a per-share closing market price of $10.55; (b) 245,655 restricted shares with a value realized on vesting based on a per-share closing market price of $11.39; (c) 21,661 restricted shares with a value realized on vesting based on a per-share closing market price of $14.24; and (d) 227,143 restricted shares with a value realized on vesting based on a per-share closing market price of $14.73. Restricted shares which vested are held by JEK Trust, dated February 8, 2021, of which Mr. Kao is the trustee.
(3)
Represents (a) 15,143 shares issued upon vesting of RSUs with a value realized on vesting based on a per-share closing market price of $10.55; (b) 53,531 restricted shares with a value realized on vesting based on a per-share closing market price of $11.39; (c) 50,394 restricted shares with a value realized on vesting based on a per-share closing market price of $14.24; (d) 61,127 restricted shares with a value realized on vesting based on a per-share closing market price of $14.73; and (e) 9,504 restricted shares with a value realized on vesting based on a per-share closing market price of $17.91. 148,371 restricted shares which vested are held by FCO Holdings LLC, a limited liability company owned by FCO Holdings Trust One, an irrevocable trust.
(4)
Represents (a) 20,463 shares issued upon vesting of RSUs with a value realized on vesting based on a per-share closing market price of $10.55; (b) 66,240 restricted shares with a value realized on vesting based on a per-share closing market price of $11.39; (c) 70,858 restricted shares with a value realized on vesting based on a per-share closing market price of $14.24; and (d) 81,503 restricted shares with a value realized on vesting based on a per-share closing market price of $14.73.
(5)
Represents (a) 118,326 restricted shares with a value realized on vesting based on a per-share closing market price of $6.93; (b) 13,301 shares issued upon vesting of RSUs with a value realized on vesting based on a per-share closing market price of $10.55; (c) 59,163 restricted shares with a value realized on vesting based on a per-share closing market price of $11.39; (c) 40,928 restricted shares with a value realized on vesting based on a per-share closing market price of $14.24; and (d) 30,564 restricted shares with a value realized on vesting based on a per-share closing market price of $14.73.
(6)
Represents (a) 4,875 shares issued upon vesting of RSUs with a value realized on vesting based on a per-share closing market price of $10.55; and (b) 44,461 restricted shares with a value realized on vesting based on a per-share closing market price of $11.72.

Potential Payments Upon Termination or Change in Control

Severance Payments and Benefits

Under each of the NEO Employment Agreements, upon a termination of employment for any reason, the Named Executive Officer would receive (i) the unpaid portion of any accrued base salary and paid-time-off through the termination date, (ii) reimbursement of expenses not previously reimbursed and (iii) continuation of health insurance coverage as required under applicable law (“Accrued Benefits”).

In the event of the Named Executive Officer’s death, disability, or delivery by the Named Executive Officer of a notice of non-renewal, in addition to the Accrued Benefits, the Named Executive Officer would receive his or her accrued but unpaid bonus for the calendar year preceding the year of termination, payable at the time bonuses for such calendar year are otherwise payable to other senior executives.

Upon a termination of employment by the Company without “cause,” a resignation by the Named Executive Officer for “good reason,” or a termination of employment due to the delivery of a notice of non-renewal by the Company to the Named Executive Officer, subject to the execution and delivery of a release of claims and the Named Executive Officer’s continued compliance with restrictive covenants (as described below), each of our Named Executive Officers would receive the following severance payments and benefits (in addition to the Accrued Benefits): (i) cash payment equal to one times (two times for Mr. Kao) the sum of the Named Executive Officer’s (A) base salary and (B) target annual cash incentive bonus, paid in substantially equal installments over the 12-month (24-month for Mr. Kao) period following termination in accordance with the Company’s normal payroll practices; (ii) prorated portion of the Named Executive Officer’s annual cash incentive bonus for the year of termination (except for Mr. Kao, whose annual cash incentive bonus for the year of termination would not be prorated), determined after the end of the year of termination and based on the amount the Named Executive Officer would have been paid had his or her employment not been terminated; and (iii) if the Named Executive Officer timely elects for COBRA benefits, payment or reimbursement of the Named Executive Officer’s share of COBRA premiums until the earlier of (A) the first annual anniversary of termination or (B) the date that the Named Executive Officer is eligible to receive health benefits through a new employer. The foregoing severance benefits are payable in lieu of any other benefits the Named Executive Officer may be entitled to under a separate severance agreement or executive severance plan.

Each Named Executive Officer is subject to the following restrictive covenants: (i) non-competition during employment, (ii) non-solicitation of employees or customers during employment and for one year following termination, (iii) perpetual non-disparagement and (iv) perpetual confidentiality.

“Cause” for purposes of the NEO Employment Agreements generally means the employee’s: (i) failure to devote substantially all of the employee’s working time to the business of the employer and its affiliates; (ii) willful disregard of the employee’s duties, or the employee’s intentional failure to act where the taking of such action would be in the ordinary course of the employee’s duties, provided that the employee is first given 30 days prior written notice of such conduct in order for the employee to cure such alleged conduct during such period of time; (iii) violation or breach of certain provisions, representations or covenants provided in the NEO Employment Agreements; (iv) gross negligence or willful misconduct in the performance of the employee’s duties; (v) commission of any act of fraud, theft or financial dishonesty, or any felony or criminal act involving moral turpitude; or (vi) unlawful use (including being under the influence) of alcohol or drugs or possession of illegal drugs on the premises of the employer or any of its affiliates or while performing duties and responsibilities to the employer and its affiliates.

“Good reason” for purposes of the NEO Employment Agreements generally means: (i) a material reduction during any 24 consecutive month period in base salary or in the employee’s annual total cash compensation opportunity (i.e., base salary and target bonus), but excluding any reduction applicable to management employees generally; (ii) a material breach of the NEO Employment Agreement by the employer; or (iii) for all NEOs except Mr. Kao, a change in the employee’s principal work location to a location more than 50 miles from the employee’s prior work location and more than 50 miles from the employee’s principal residence as of the date of such change in work location. Notwithstanding the foregoing, “good reason” will not exist (A) if the employee has in his or her sole discretion agreed in writing that such event will not constitute “good reason,” or (B) unless, (I) within 60 days of the occurrence of the events claimed to be “good reason” the employee notifies the employer in writing of the reasons why the employee believes that “good reason” exists, (II) the employer has failed to correct the circumstance that would otherwise be “good reason” within 30 days of receipt of such notice and (III) the employee terminates his or her employment within 60 days of such 30-day period.

Treatment of Equity Incentive Awards

Pursuant to the terms of our 2021 Plan, generally, upon a termination of employment for any reason, all unvested equity awards would terminate and be forfeited for no consideration. In the event of a termination for “cause,” vested options also terminate for no consideration. Upon a termination of employment due to death or disability, vested options may be exercised by the participant at any time within the one-year period following termination, but in no event beyond the expiration of the stated term of the options. Upon an involuntary termination without “cause” or voluntary resignation, vested options may be exercised by the participant at any time within the 90-day period following termination, but in no event beyond the expiration of the stated term of the options.

Under the 2021 Plan, upon a termination by the Company without “cause” (other than as a result of death or disability) on or within 12 months following a “change in control,” any outstanding, unvested awards held by the participant would accelerate and vest on the date of such termination. Notwithstanding the foregoing, the 2021 Plan provides that the Board (or designated committee) may provide for (i) continuation, assumption or substitution for awards with substantially the same terms and value, (ii) acceleration of vesting immediately prior to or as of the date of such “change in control,” or (iii) in the case of an option or SAR, cancellation in consideration of a payment in cash or other consideration equal to the excess of the applicable stock price over the applicable exercise price.

Pursuant the terms of each NEO’s option and restricted stock unit award agreements under the 2021 Plan, upon a termination by the Company without “cause” (other than as a result of death or disability) or a resignation by the participant for “good reason,” in each case, on or following a “change in control,” any outstanding, unvested options or restricted stock units held by the executive would accelerate and vest on the date of such termination.

Restricted shares which were converted from incentive units and SARs, as discussed in further detail above in “Compensation Discussion and Analysis—2022 Executive Compensation Program in Detail—Long-Term Equity Incentives,” will accelerate and fully vest upon a change of control.

For the Chief Executive Officer, “good reason” for purposes of the option and restricted stock unit award agreements under the 2021 Plan generally means the following, without the executive’s express written consent: (i) a reduction in annual base salary or annual target bonus opportunity; (ii) a diminution in status, authority, title, duties or responsibilities (including a change which results in the Company no longer being a publicly traded entity or the executive no longer being the Chief Executive Officer of a publicly traded entity) or (iii) a failure of the Company’s successor to assume and perform the award agreement; provided that any such termination by the executive will only be deemed “good reason” if: (1) the executive gives the Company written notice within 60 days following initial awareness of the occurrence of the condition constituting “good reason,” which notice will describe such condition and intent to terminate for “good reason”; (2) the Company fails to remedy such condition to the executive’s satisfaction within 30 days following receipt of the written notice; and (3) the executive voluntarily terminates employment within 30 days following the end of the 30-day cure period.

For other senior executives of the Company, “good reason” for purposes of the option and restricted stock unit award agreements under the 2021 Plan generally means, without the executive’s express written consent, reduction in annual base salary or annual target bonus opportunity; provided that any such termination by the executive will only be deemed “good reason” if: (1) the executive gives the Company written notice within 30 days following initial awareness of the occurrence of the condition constituting “good reason,” which notice will describe such condition and intent to terminate for “good reason”; (2) the Company fails to remedy such condition to the executive’s satisfaction within 30 days following receipt of the written notice; and (3) the executive voluntarily terminates employment within 30 days following the end of the 30-day cure period.

“Cause” for purposes of the 2021 Plan has the same meaning as provided under the NEO Employment Agreements.

“Change in control” for purposes of the 2021 Plan generally means: (a) any “person,” as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders in substantially the same proportions as their ownership of common stock), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 12 consecutive calendar months, individuals who were directors serving on the Board on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director after the first day of such period whose election, or nomination for election, by the stockholders was approved by a vote of at least 2/3 of the Incumbent

Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case other than the Board; (c) consummation of a reorganization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately before such Business Combination do not, immediately after such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or (d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing terms and conditions of this definition, with respect to any award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A, an event will not be considered to be a “change in control” under the 2021 Plan for purposes of payment of such award unless such event is also a “change in control event” within the meaning of Section 409A. Notwithstanding the foregoing, a “change in control” will not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (a) – (d) above, a designated holder or designated holders are the beneficial owners, directly or indirectly, of more than 35% of the combined voting power of the Company or any successor.

“Change of control” for purposes of the restricted shares converted from incentive units and SARs generally means the first to occur of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions in which the consideration received by the Company is cash or Marketable Securities (as defined below), of all or substantially all of the assets of the Company to any “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) other than our private equity sponsor and its affiliates; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; and (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than our private equity sponsor and its affiliates, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, as amended), directly or indirectly, of more than 50% of the voting interests of the Company. “Marketable Securities” means securities that (A) can be immediately sold to the general public without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings such as those required pursuant to Rule 144 under the Securities Act of 1933) and without violation of federal or state securities laws and (B) are listed on a national securities exchange or a recognized foreign securities exchange, carried on an established quotation service for over-the-counter securities or for which market quotations are readily available in either a domestic or recognized foreign over-the-counter market. A security shall not be a Marketable Security if it is subject to material restrictions on transfer as a result of contractual provisions.

Table Showing Estimated Payments and Benefits

The following table presents information concerning estimated payments and benefits (other than the Accrued Benefits) that would be provided in certain circumstances for each of the NEOs serving as of the end of the fiscal year ending December 31, 2022. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on the last business day of our fiscal year ending December 31, 2022 using the closing market price of $11.76 per share of our Common Stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

Name	Cash Severance ($)	Annual Bonus(1) ($)	Stock Award ($)	COBRA Premiums ($)	Total ($)

John Kao
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	3,000,000	750,000	—	33,853	3,783,853
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	8,743,278	—	8,743,278
Change in Control with Qualifying Termination	3,000,000	750,000	37,587,979	33,853	41,371,832
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Thomas Freeman
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	925,000	425,000	—	18,043	1,368,043
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	3,370,240	—	3,370,240
Change in Control with Qualifying Termination	925,000	425,000	9,535,267	18,043	10,903,310
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Dawn Maroney
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	1,036,000	476,000	—	23,462	1,535,462
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	4,370,922	—	4,370,922
Change in Control with Qualifying Termination	1,036,000	476,000	13,009,554	23,462	14,545,016
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Dinesh Kumar
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	1,036,000	476,000	—	21,266	1,533,266
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	3,773,572	—	8,012,288
Change in Control with Qualifying Termination	1,036,000	476,000	10,384,204	21,266	11,917,470
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Name	Cash Severance ($)	Annual Bonus(1) ($)	Stock Award ($)	COBRA Premiums ($)	Total ($)

Richard Cross
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	600,000	200,000	—	14,737	814,737
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	1,050,991	—	—
Change in Control with Qualifying Termination	600,000	200,000	3,114,074	14,737	3,928,811
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

(1)
Amounts assume an annual bonus that is earned at 100% achievement, based on target bonus percentages in effect as of December 31, 2022.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts.

Non-Employee Director Compensation

Each of our non-employee directors receives an annual director fee and equity awards in connection with their services. In addition, each director is reimbursed for out-of-pocket expenses in connection with his or her services. While Mr. Kao serves as a director on the Board, he does not receive any compensation for his services as a director and information on his compensation as Chief Executive Officer of the Company is reported in the “Summary Compensation Table.” As of October 2022, following Mr. Konowiecki’s appointment to an executive role with the Company, Mr. Konowiecki also does not receive any compensation for his service as a director. See “Certain Relationships and Related Party Transactions—Related-Party Transactions—Konowiecki Employment Agreement.”

In February 2022, the Board adopted a revised non-employee director compensation policy (the “Policy”) and amended the Policy in October 2022 and February 2023. Under the Policy, as amended, newly elected non-employee directors will receive a one-time commencement award of restricted shares or restricted stock units equal to $200,000, with vesting annually over three years. Non-employee directors receive annual compensation with an aggregate annual value of $250,000, consisting of a cash retainer in an amount elected by each director from $0 to $100,000, with the balance of the aggregate compensation value paid as an equity grant of restricted shares or restricted stock units, with vesting on the first anniversary of the grant date. Directors are permitted to defer receipt of their RSU awards until the earlier of (i) three years from the grant date (or, if earlier, separation from service or change of control), (ii) five years from the grant date (or, if earlier, separation from service or change of control), or (iii) separation form service (or, if earlier, change of control).

Under the Policy, in addition to the base annual compensation payable to each board member:

•
an independent chairman of the Board, if applicable, will receive an annual retainer of $200,000 in restricted stock units or other long-term equity incentives, with vesting on occurring on the first anniversary of the grant date;
•
a Lead Independent Director, if applicable, will receive an annual retainer of $35,000, payable 50% in cash and 50% in restricted stock units or other long-term equity incentives, with vesting on occurring on the first anniversary of the grant date;
•
the chairman of the Audit committee will receive an annual cash retainer of $25,000;

•
members of the Audit Committee will receive an annual cash retainer of $10,000;
•
the chairman of the Compensation Committee and NCGCC will each receive an annual cash retainer of $20,000; and
•
each member of the Compensation Committee and NCGCC will receive an annual cash retainer of $7,500.

All cash retainers are paid in quarterly installments in arrears.

The following table summarizes, for each of our non-employee directors, the compensation received by such director for the year ended December 31, 2022.

	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Jody Bilney	55,625	400,000	—	455,625
Thomas Carella	57,500	200,000	—	257,500
David Hodgson	120,000	150,000	—	270,000
Yon Jorden	57,500	400,000	—	457,500
Joseph Konowiecki(3)	258,333	200,000	1,085,645(4)	1,543,978
Jacqueline Kosecoff	115,625	150,000	—	265,625
Jeffrey Margolis	100,000	175,000	—	275,000
Margaret McCarthy	112,917	167,500	—	280,417
Mark McClellan	100,000	150,000	—	250,000
Robbert Vorhoff	120,000	150,000	—	270,000
(1)
Includes fees earned with respect to Board and committee service during calendar year 2022. Non-employee directors receive annual compensation with an aggregate annual value of $250,000, consisting of a cash retainer in an amount elected by each director from $0 to $100,000, with the balance of the aggregate compensation value paid as an equity grant of restricted shares or restricted stock units. Committee fees range from $7,500 to $10,000 annually, with committee chairs receiving $20,000 to $25,000 annually, in each case payable in cash. Certain amounts are prorated for partial-year service.
(2)
Represents the grant date fair values associated with the grant of RSUs of Alignment, computed in accordance with FASB ASC Topic 718. For Ms. Bilney and Ms. Jorden, represents the value of the one-time commencement award of restricted stock units under the Policy as then in effect. For Mr. Konowiecki, represents the fair value of the award of restricted stock units for service as the independent chairman of the Board. For additional information on the assumptions used in computing the amounts reported herein, see Note 10 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022, each of the directors held unvested, outstanding stock awards and stock options as follows:

	Restricted Shares (#)	RSUs (#)	Options (#)
Jody Bilney	—	28,674	—
Thomas Carella	—	44,074	—
David Hodgson	—	38,219	—
Yon Jorden	—	28,674	—
Joseph Konowiecki(a)	51,136	109,018	35,817
Jacqueline Kosecoff	16,106	38,555	—
Jeffrey Margolis(b)	29,673	41,315	—
Margaret McCarthy	—	39,984	—
Mark McClellan	24,703	38,555	—
Robbert Vorhoff	—	38,219	—
(a)
Includes awards granted in connection with Mr. Konowiecki’s consulting agreement with the Company dated January 1, 2022 and his employment agreement with the Company dated October 31, 2022.

(b)
Of this amount, 29,673 unvested restricted shares are held by the Margolis Family Trust 12/23/98, of which Jeffrey Margolis is the trustee.
(3)
Mr. Konowiecki serves as our Chairman of the Board and, effective October 31, 2022, was appointed to an executive role leading strategic network and business development. Effective upon his appointment to an executive role, we began compensating Mr. Konowiecki under the terms of his employment agreement (see “Certain Relationships and Related Party Transactions—Related-Party Transactions—Konowiecki Employment Agreement”) and he ceased to be compensated under the Policy. For so long as he continues to serve in an executive role, he will receive no additional compensation for his service as a director or as Chairman of the Board.
(4)
Includes (a) RSUs with a grant date fair value of $100,000, computed in accordance with FASB ASC Topic 718, issued to Mr. Konowiecki pursuant to a consulting agreement with the Company; (b) RSUs and stock options with grant date fair values of $660,349 and $250,003, respectively, computed in accordance with FASB ASC Topic 718, issued to Mr. Konowiecki pursuant to his employment agreement with the Company; and (c) $75,293 in cash compensation paid to Mr. Konowiecki pursuant to his employment agreement with the Company.

Director Stock Ownership Policy

In February 2022, our Board adopted a stock ownership policy for our non-employee directors. The policy requires each non-employee director to hold shares of Company common stock having an aggregate market value of at least $400,000 by the later of (i) February 25, 2027 or (ii) five years from the date of their appointment.

Pay Versus Performance

The following table and supporting graphics below set out information regarding fiscal years ended December 31, 2022, and 2021 in satisfaction of Item 402(v) of Regulation S-K, which requires disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) as compared to certain Company performance measures. You should refer to “Compensation Discussion and Analysis” in this proxy statement for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

					Year-end value of $100 invested on 3/26/2021 in:
Year	Summary Comp. Table Total for John Kao(1) ($)	Comp. Actually Paid to John Kao (2) ($)	Average Summary Comp. Table Total for Non-PEO NEOs (3) ($)	Average Comp. Actually Paid to Non-PEO NEOs (4) ($	ALHC(5) ($)	NASDAQ Healthcare Index Total Shareholder Return(6) ($)	Net Income (in millions) (7) ($)	Adj. Gross Profit (in millions) (8) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	34,070,592	25,813,278	7,327,470	5,661,779	67.94	77.79	(149.5)	193.6
2021	45,998,851	37,304,187	10,891,546	10,053,244	81.22	97.76	(195.3)	144.4

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Kao (the “PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”) in this proxy statement.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (“CAP”) to the PEO computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the CAP:

	2022	2021
Total Compensation from SCT	$34,070,592	$45,998,851
Less Reported Value of Equity Awards from SCT	($32,437,510)	($44,406,749)
Subtotal	$1,633,082	$1,592,102
Year-end fair value of any equity awards granted in applicable yar that are outstanding and unvested as of the end of the year	$27,710,914	$20,804,877
The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year	($1,347,517)	$8,950,439
For awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value	($2,183,201)	$5,956,769
Net Adjustment to Subtotal	$24,180,196	$35,712,085
Compensation Actually Paid	$25,813,278	$37,304,187
(3)
The dollar amounts reported in column (d) are the average of the amounts of total compensation reported for the non-PEO NEOs for each corresponding year in the “Total” column of the SCT. For 2022, the Non-PEO NEOs were Thomas Freeman, Dawn Maroney, Dinesh Kumar and Richard Cross. For 2021, the Non-PEO NEOs were Thomas Freeman, Dawn Maroney, Dinesh Kumar and Rajesh Shrestha.

(4)
The dollar amounts reported in column (e) represent the average amount of CAP to the non-PEO NEOs as a group computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the CAP:

	2022	2021
Average Total Compensation from SCT	$7,327,470	$10,891,546
Less Average Reported Value of Equity Awards from SCT	($6,383,827)	($9,913,214)
Subtotal	$943,643	$978,332
Average Equity Award Adjustments
Year-end fair value of any equity awards granted in applicable yar that are outstanding and unvested as of the end of the year	$5,881,206	$4,532,610
The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year	($551,977)	$2,876,585
For awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value	($611,093)	$1,665,717
Total Net Adjustment to Subtotal	$4,718,136	$9,074,912
Compensation Actually Paid	$5,661,779	$10,053,244

(5)
Cumulative TSR for ALHC is calculated by dividing the sum of the cumulative amount of dividends for each of 2021 and 2022, assuming dividend reinvestment, and the difference between ALHC’s share price at the end and the beginning of each such year by ALHC’s share price at the beginning of each such year.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: NASDAQ Healthcare Index.

(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
Adjusted gross profit is defined as a non-GAAP financial measure that we define as loss from operations before depreciation and amortization, clinical equity-based compensation expense, and selling, general, and administrative expenses. Adjusted gross profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). There are a number of limitations related to the use of adjusted gross profit in lieu of loss from operations, which is the most directly comparable financial measure calculated in accordance with GAAP.

An explanation of our non-GAAP measures, how they are calculated and reconciliations to the most directly comparable GAAP financial measures can be found in the Appendix to this proxy statement.

Most Important Performance Measures

The performance measures listed below represent an unranked list of the “most important” performance measures that Alignment used to align CAP to the NEOs for 2022 and company performance. The role of each of these performance measures in our executive compensation program is discussed in the “Compensation Discussion and Analysis” section of this proxy statement. While these financial measures are the most important measures the company used to align CAP to the NEOs for 2022 and company performance, additional financial and other measures were also used to align pay and performance, as further described in the “Compensation Discussion and Analysis” section of this proxy statement.

The most important financial performance measures are:

•
Adjusted Gross Profit
•
Adjusted EDITDA

We also employ the following non-financial performance measures:

•
Health Plan Membership
•
CMS Star Ratings

As noted above, we have deemed adjusted gross profit as the “most important” financial measure used to link our NEO’s compensation with performance and, as previously disclosed, it is being used as our company-selected measure in the pay-versus-performance table above. For more detail on these measures and why we believe that they are important in structuring our compensation programs and linking pay with performance, please see “Compensation Discussion and Analysis.”

Descriptions of the Information Presented in the Pay Versus Performance Table

The illustrations below compare CAP and the following measures:

•
the Company’s cumulative TSR and the NASDAQ Healthcare Index’s cumulative TSR;
•
the Company’s Net Income; and
•
the Company’s Adjusted Gross Profit.

CAP vs. TSR

CAP vs. TSR Compensation ($000s) $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $- 03/06/2021 2021 2022 $100.00 $75.00 $50.00 $25.00 $- Total Shareholder Return on $100 Invested at Beginning of Period CEO Compensation Actually Paid Average NEO Compensation Actually Paid ALHC value of $100 Invested on 3/26/2021 NASDAQ Healthcare Index value of $100 Invested on 3/26/2021

CAP vs. TSR
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
Compensation ($000s)
$100.00
$75.00
$50.00
$25.00
$-
Total Shareholder Return on $100 Invested at Beginning of Period
3/6/2021
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
ALHC value of $100 Invested on 3/26/2021
NASDAQ Healthcare Index value of $100 Invested on 3/26/2021

CAP vs. Net Income

CAP vs. Net Income Compensation ($000s) $60,000 $40,000 $20,000 $- $(20,000) $(40,000) 2021 2022 $600 $400 $200 $0 ($200) ($400) Net Income ($ Mil.) CEO Compensation Actually Paid Average NEO Compensation Actually Paid Net Income ($Mil.)

CAP vs. Net Income
$60,000
$40,000
$20,000
$-
$(20,000)
$(40,000)
Compensation ($000s)
$600
$400
$200
$0
($200)
($400)
Net Income ($ Mil.)
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income ($Mil.)

CAP vs. Adj. Gross Profit

CAP vs. Adj. Gross Profit Compensation ($000s) $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $- 2021 2022 $300 $250 $200 $150 $100 $50 $0 Adj. Gross Profit ($ Mil.) CEO Compensation Actually Paid Average NEO Compensation Actually Paid Adj. Gross Profit ($Mil.)

CAP vs. Adj. Gross Profit
Compensation ($000s)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
Adj. Gross Profit ($ Mil.)
$300
$250
$200
$150
$100
$50
$0
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Adj. Gross Profit ($Mil.)

CAP vs adj Gross Profit

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.

Our compensation philosophy is designed to attract and retain high-quality talent and provide total compensation opportunities that support our pay-for-performance objectives. Compensation varies for employees by position and geographic location based on competitive market factors. Our associates’ total compensation may include base pay, incentive pay, overtime and other supplemental pay. We regularly review associate compensation for both internal pay equity and competitiveness within the health care industry. With respect to our CEO and other Named Executive Officers, the Compensation Committee has selected a compensation package composed in large part of variable and at-risk compensation, which the committee believes will appropriately incentivize retention and performance. For more information, please see the “Compensation Discussion and Analysis” section of this proxy statement.

For 2022, our CEO pay ratio was 457:1. This ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K using the amount of our CEO’s compensation reported in the "Summary Compensation Table" for 2022, which is $34,070,592. However, the required compensation measure used for our Chief Executive Officer and included in the pay ratio does not represent his expected normal annual compensation. In September 2022, in order to recognize our recent strong financial performance and to support our talent retention objectives, certain senior employees, including our NEOs, received an additional equity incentive award. For our CEO, this award represented approximately 76% of his total annual compensation for 2022. For more information, see “Compensation Discussion and Analysis—2022 Executive Compensation Program in Detail—Long-Term Equity Incentives—2022 Additional Equity Awards.” Solely for informational purposes, if the pay ratio were calculated based on the CEO’s normal annual compensation during 2022 (i.e., after deducting the value of the additional award), the pay ratio of our CEO to our median employee would be 102:1.

Outlined below is the process that was applied for identifying our median associate for our comparative compensation analysis of the median associate to our CEO:

•
We identified the median associate using 1,119 global full-time, part-time, temporary and seasonal associates employed as of December 31, 2022;
•
We consistently applied 2022 W-2 earnings as compensation measure for the median associate;
•
We then calculated the median associate’s compensation in the same manner as the Named Executive Officers in the Summary Compensation Table in this proxy statement; and
•
Applying this methodology, our median associate’s total compensation was $74,523, which consists of base salary; and
•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the "Summary Compensation Table" for 2022 on page 53.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under our Related Party Transactions Policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•
the related person’s relationship to us and interest in the transaction;
•
the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•
the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
•
the benefits to us of the proposed transaction;
•
if applicable, the availability of other sources of comparable products or services; and
•
an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

With respect to the transactions described below that were entered into prior to the adoption of the Company’s written Related Party Transactions Policy, all were approved by our Board considering similar factors to those described above.

Related-Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive and Director Compensation,” below we describe transactions since January 1, 2022 to which we were a participant or will be a participant, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Secondary Offering

On September 20, 2022, certain selling stockholders including the Lead Sponsors (the “Selling Stockholders”) completed a registered public secondary offering (the “Secondary Offering”) of 9,000,000 shares of common stock of the Company, for net proceeds, before expenses, of approximately $131.5 million. The Company did not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders. In connection with the Secondary Offering, the Company entered into an Underwriting Agreement, dated September 15, 2022, by and among the Company, the Selling

Stockholders and J.P. Morgan Securities LLC, as underwriter. The Company agreed to pay certain of the selling stockholders’ expenses for this offering.

Stockholders Agreement

We are party to a Stockholders Agreement, dated as of March 30, 2021, with the Lead Sponsors that provides each the right to designate nominees for election to our Board. The Lead Sponsors may also assign their designation rights under the Stockholders Agreement to an affiliate.

The Stockholders Agreement provides (x) General Atlantic the right to designate: (i) four of the nominees for election to our Board for so long as General Atlantic beneficially owns over 35% of our common stock then outstanding; (ii) three of the nominees for election to our Board for so long as General Atlantic beneficially owns over 25% but less than or equal to 35% of our common stock then outstanding; (iii) two of the nominees for election to our Board for so long as General Atlantic beneficially owns over 15% but less than or equal to 25% of our common stock then outstanding; and (iv) one of the nominees for election to our Board for so long as General Atlantic beneficially owns at least 5% but less than or equal to 15% of our common stock then outstanding and (y) Warburg Pincus the right to designate one of the nominees for election to our Board for so long as Warburg Pincus beneficially owns at least 5% of our common stock then outstanding. In each case, the Lead Sponsors’ nominees must comply with applicable law and stock exchange rules.

Until such time as a Lead Sponsor ceases to beneficially own at least 10% of our common stock then outstanding, such Lead Sponsor will have the right to designate at least one member of each committee of the Board; provided, that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or stock exchange listing standards, including any applicable independence requirements. The Stockholders Agreement also provides that until such time as General Atlantic ceases to beneficially own at least 15% of our common stock then outstanding, General Atlantic may select the chairperson of the Compensation Committee of the Board from among the directors then in office. In addition, the Lead Sponsors are entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Lead Sponsor’s beneficial ownership at such time.

Additionally, as long as General Atlantic holds at least 25% of our common stock then outstanding, the prior written consent of General Atlantic will be required prior to taking the following actions:

(a)
any acquisition or disposition where aggregate consideration is greater than $200,000,000 in a single transaction or series of related transactions;
(b)
any transaction in which any person or group acquires more than 50% of our then outstanding capital stock or the power to elect a majority of the members of the Board;
(c)
any incurrence or refinancing of indebtedness of the Company and our subsidiaries to the extent such incurrence or refinancing would result in the Company and our Subsidiaries having indebtedness in excess of $250,000,000 in the aggregate;
(d)
hiring or termination of our chief executive officer;
(e)
any increase or decrease in the size of the Board; or
(f)
any reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up.

The foregoing rights of the Lead Stockholders under the Stockholders Agreement will terminate with respect to a Lead Sponsor at such time as such Lead Sponsor owns less than 5% of our common stock then outstanding.

Registration Rights Agreement

We are party to a registration rights agreement, dated as of March 30, 2021, with the Lead Sponsors and certain other stockholders (the “Applicable Holders”). The Lead Sponsors are entitled to request that we register the Lead Sponsors’ shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations,” and such other stockholders are entitled to participate in such offerings on a pro rata basis. The Applicable Holders are also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay the expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Applicable Holders and their affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, or repurchased by us or our subsidiaries. In addition, any Registrable Securities held by a person other than the Lead Sponsors and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Konowiecki Employment Agreement

On October 31, 2022, the Board appointed Mr. Konowiecki, the Company’s Board Chair, to an executive role leading strategic network and business development (the “Executive Role”). In connection with his appointment to the Executive Role, Mr. Konowiecki entered into an employment agreement, dated as of October 31, 2022, with an operating subsidiary of the Company (the “Employment Agreement”). Under the Employment Agreement, Mr. Konowiecki (i) is entitled to an annual base salary of $560,000; and (ii) is eligible on an annual basis to receive a cash bonus, with a target amount equal to 85% of his base salary and a maximum payout equal to 170% of his base salary, based on the terms and conditions of the Company’s annual incentive plan and contingent upon applicable corporate and individual performance metrics. Pursuant to the Employment Agreement, upon commencement of employment, the Company issued to Mr. Konowiecki (i) options to purchase 35,817 shares of Common Stock with an exercise price of $12.25 and (ii) 53,906 restricted stock units (collectively, the “Equity Grants”). The Equity Grants will vest in equal installments on the first four anniversaries of the grant date, subject to Mr. Konowiecki’s continued service in the Executive Role on the applicable vesting date, and the options will expire on the 10th anniversary of the grant date. During the term of employment, Mr. Konowiecki will be eligible to receive additional equity incentive awards at the discretion of the Board. Mr. Konowiecki will not receive separate compensation for his service on the Board.

In the event Mr. Konowiecki’s employment is terminated by the Company without “Cause” or by Mr. Konowiecki with “Good Reason” (each as defined in the Employment Agreement), Mr. Konowiecki will be entitled to (i) payment of any bonus earned in connection with the prior calendar year; (ii) severance pay equal to his then-applicable annual base salary plus the target bonus percentage, paid in equal installments over 12 months; (iii) a pro rata amount of any bonus that would have been payable for the calendar year in which the termination occurs; and (iv) payment or reimbursement of COBRA premiums for up to 12 months after the termination date. Further, in the event of a termination by the Company without “Cause” within 12 months of a “Change in Control” (as defined in the applicable award agreements), Mr. Konowiecki will be entitled to accelerated vesting of 100% of his outstanding unvested equity awards.

The foregoing description is not complete and is qualified in its entirety by reference to the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2022.

Indemnification of Officers and Directors

We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

Other Relationships

Jeffrey Margolis serves as an independent member of our Board. Mr. Margolis’ daughter has been employed by the Company in operational roles related to member engagement since August 2015. Her compensation has been determined with reference to external market practice of similar positions and internal pay equity when compared to the compensation paid to employees in similar positions. Similarly, she has been granted equity awards on the same general terms and conditions as applicable to employees in similar positions. Mr. Margolis plays no personal role in determining his daughter’s compensation or reviewing his daughter’s performance.

Mr. Konowiecki’s son is a partner in the law firm of McDermott Will & Emery LLP (“MWE”), which provided legal services to the Company and our subsidiaries during the fiscal year ended December 31, 2022 and continues to do so. For providing these services, MWE received fees during the fiscal year ended December 31, 2022 of approximately $1.46 million and fees in fiscal 2023 through April 15, 2023 totaling approximately $0.3 million. Mr. Konowiecki’s son does not receive any direct compensation from the fees paid to MWE by us, and the fees paid by us to MWE in fiscal 2022 were less than 1% of MWE’s annual revenues. The engagement of MWE was reviewed and approved by our Audit Committee in accordance with our Related Party Transactions Policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 15, 2023 for:

•
each person or group known to us who beneficially owns more than 5% of our common stock immediately prior to this offering;
•
each of our directors;
•
each of our Named Executive Officers; and
•
all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 188,370,007 shares of common stock outstanding as of April 15, 2023. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2023, and common stock issuable upon vesting of RSUs within 60 days of April 15, 2023, are deemed to be outstanding and beneficially owned by the person holding the options or RSUs, as applicable. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Alignment Healthcare, Inc., 1100 W. Town and Country Road, Suite 1600, Orange, California 92868. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Owner	Number of Shares	Percentage
5% Stockholders
General Atlantic(1)	60,993,323	32.4%
Warburg Pincus(2)	17,922,779	9.5%
Fidelity Investments(3)	16,834,739	8.9%
Named Executive Officers and Directors
John Kao(4)	4,952,391	2.6%
Dawn Maroney(5)	2,150,908	1.1%
Thomas Freeman(6)	1,183,354	*
Dinesh Kumar(7)	561,436	*
Richard Cross(8)	416,536	*
Jody Bilney	9,558	*
Thomas Carella	44,409	*
David Hodgson	38,548	*
Yon Jorden	9,558	*
Joseph Konowiecki	953,998	*
Jacqueline Kosecoff	198,540	*
Jeffrey Margolis(9)	467,183	*
Margaret McCarthy	48,890	*
Mark McClellan	282,376	*
Robbert Vorhoff	38,548	*
Executive Officers and Directors as a Group (17 individuals)(10)	12,033,629	6.3%

(1)
The limited partners that share beneficial ownership of the shares held by General Atlantic (ALN HLTH), L.P. are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 95, L.P. (“GAP 95”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”) and GAPCO GmbH & Co. KG (“GAPCO GmbH”). The general partner of General Atlantic (ALN HLTH), L.P. is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 95 is ultimately controlled by General Atlantic, L.P. (“GA LP”). GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. The general partner of GAPCO KG is GAPCO Management GmbH (“GAPCO Management”). There are nine members of the management committee of GA LP (the “GA Management Committee”). GA LP, GA SPV, GAP 95, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA and GAPCO GmbH (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein. The mailing address of the GA Group except GAPCO GmbH is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAPCO GmbH and GAPCO Management is c/o General Atlantic GmbH, Luitpoldblock, Amiraplatz 3, 80333 München, Germany.
(2)
Includes shares held by (i) Warburg Pincus Private Equity XII, L.P., a Delaware limited partnership (“WP XII”), (ii) Warburg Pincus Private Equity XII-B, L.P., a Delaware limited partnership (“WP XII-B”), (iii) Warburg Pincus Private Equity XII-D, L.P., a Delaware limited partnership (“WP XII-D”), (iv) Warburg Pincus Private Equity XII-E, L.P., a Delaware limited partnership (“WP XII-E”), (v) WP XII Partners, L.P., a Delaware limited partnership (“WP XII Partners”), (vi) Warburg Pincus XII Partners, L.P., a Delaware limited partnership (“Warburg Pincus XII Partners” and, together with WP XII, WP XII-B, WP XII-D, WP XII-E, and WP XII Partners, the “WP XII Funds”). Warburg Pincus XII, L.P., a Delaware limited partnership (“WP XII GP”), is the general partner of the WP XII Funds. WP Global LLC, a Delaware limited liability company (“WP Global”), is the general partner of WP XII GP. Warburg Pincus Partners II, L.P., a Delaware limited partnership (“WPP II”), is the managing member of WP Global. Warburg Pincus Partners II Holdings, L.P., a Delaware limited partnership (“WPP II Holdings”), is a limited partner of WPP II. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP”), is the general partner of WPP II and WPP II Holdings. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP. Warburg Pincus LLC, a New York limited liability company (“WP LLC”) is a registered investment adviser and the manager of the WP XII Funds. Investment and voting decisions with respect to the shares held by the WP XII Funds are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. The address of the WP LLC, WP, WPP GP, WPP II, WPP II Holdings, WP Global, WP XII GP, and the WP XII Funds is 450 Lexington Avenue, New York, New York 10017. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.
(3)
Includes shares held directly by Fidelity Mt, Vernon Street Trust: Fidelity Series Growth Company Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Growth Company Commingled Pool, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, Fidelity Blue Chip Growth Commingled Pool, Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, Fidelity Blue Chip Growth Institutional Trust, Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, FIAM Select Portfolios: Health Care Portfolios, Fidelity Advisors Series VII: Fidelity Advisor Health Care Fund, Variable Insurance Products Fund IV: Health Care Portfolio, and Fidelity Select Portfolios: Health Care Services Portfolio (collectively, the “Fidelity Funds”). The Fidelity Funds are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by Fidelity Management & Research Company, LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC and FRMC LLC is 88 Black Falcon Ave., Suite 167, V12F, Boston, Massachusetts 02210.
(4)
Includes (i) 179,716 shares held by Mr. Kao and 2,225,277 shares held by JEK Trust, dated February 8, 2021, of which John Kao is the trustee; (ii) 497,823 restricted shares subject to time-based vesting held by JEK Trust; and (iii) 2,049,575 shares underlying outstanding stock options held by Mr. Kao that are currently exercisable.
(5)
Includes (i) 305,439 restricted shares subject to time-based vesting and (ii) 553,369 shares underlying outstanding stock options that are currently exercisable.
(6)
Includes (i) 223,941 shares of our common stock and 33,532 restricted shares subject to time-based vesting held by Mr. Freeman, and (ii) 329,411 shares of our common stock and 190,018 restricted shares subject to time-based vesting held by FCO Holdings LLC (“FCO LLC”), a limited liability company, of which Mr. Freeman was the sole member. Mr. Freeman has transferred all of his FCO LLC membership interests to FCO Holdings Trust One, an irrevocable trust. Mr. Freeman may be deemed to have shared voting and/or investment power with respect to all of the shares of our common stock indirectly held by such trust. Also includes 406,452 shares underlying outstanding stock options that are currently exercisable.
(7)
Includes (i) 143,395 restricted shares subject to time-based vesting and (ii) 372,995 shares underlying outstanding stock options that are currently exercisable.
(8)
Includes (i) 44,910 restricted shares subject to time-based vesting and (ii) 131,902 shares underlying outstanding stock options that are currently exercisable.
(9)
Includes 425,533 shares held by the Margolis Family Trust 12/23/98, of which Jeffrey Margolis is the trustee.
(10)
Includes directors, nominees and current executive officers.

Securities Authorized for Issuance under Equity Incentive Compensation Plans

The following table provides information as of December 31, 2022, regarding shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of remaining available securities for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	16,848,385(2)	$16.78(3)	9,799,563
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
(1)
As December 31, 2022, the maximum number of shares available for issuance under the 2021 Plan was not permitted to exceed 26,647,948 shares. The number of shares available for issuance under the 2021 Plan will be increased on January 1 of each calendar year, beginning in 2022 and ending in and including 2031, by an amount equal to the lesser of (a) 4% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) a smaller number of shares determined by our Board. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan will be added back to the shares of common stock available for issuance under such plan.
(2)
Includes 8,128,024 shares issuable upon the exercise of outstanding stock options and 8,720,361 shares issuable upon the vesting of outstanding RSUs.
(3)
As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2022 are described below.

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$1,883,663	$1,243,000
Audit-Related Fees	$65,000	$190,000
Tax Fees	$155,293	$142,126
All Other Fees	$529,995	$381,900

The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements in our Annual Report on Form 10-K, the reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and other professional services related to our statutory audits and registration statements. Audit-Related Fees include services performed in connection with the registration statements, such as due diligence procedures and issuance of comfort letters in relation to our registration statement and internal controls advisory services. Tax Fees include fees for tax compliance, tax advice and tax planning services. All Other Fees include consulting services.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm.

The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Vote Required and Recommendation of the Board of Directors

Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Shares not present at the meeting have no effect on the approval of this matter, while abstentions will count as votes “against.” Pursuant to current NYSE regulations, brokers and other NYSE member organizations have discretionary voting power over the approval of this matter. Therefore, there will be no “broker non-votes” on this proposal, and if you hold shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your shares may be voted “FOR” this proposal. If you timely submit a signed proxy card but fail to specify instructions to vote with respect to this proposal, the proxy card will be voted “FOR” this proposal.

If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND THAT
YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors and met four times in 2022. Our Audit Committee operates under a written charter, which is posted on our website at https://ir.alignmenthealth.com/. The Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including its assessment of our systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee:

•
reviewed and discussed the audited financial statements for the year ended
December 31, 2022 with our management;
•
discussed with our independent auditors, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from the Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by:

Jeffrey Margolis

Yon Jorden

Margaret McCarthy

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, we are providing our stockholders with a non-binding, advisory vote on the compensation paid to the Company’s NEOs. This stockholder vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the Company’s fiscal year 2022 executive compensation programs and policies and the compensation paid to our NEOs as discussed in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 39, the accompanying compensation tables and the related narrative disclosure. At our 2022 Annual Meeting, held on June 14, 2022, our stockholders recommended an annual “say-on-pay” vote, and our Board of Directors subsequently adopted that recommendation. Our next say-on-pay vote will take place at our 2024 annual meeting of stockholders.

The “Compensation Discussion and Analysis” summarizes our executive compensation program. Our Board and the Compensation Committee have implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. The vast majority of our NEOs’ compensation is in the form of variable, at-risk compensation. Our cash annual incentive plan utilizes metrics that are tied to strategic goals that we believe will enhance stockholder value.

We are asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Alignment Healthcare, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the “Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative disclosure, set forth in the Company’s proxy statement.

Although this advisory vote on the compensation of our NEOs is non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the outcome of the vote when considering future compensation arrangements our NEOs.

Vote Required and Recommendation of the Board of Directors

Approval of the non-binding, advisory resolution approving the compensation of our NEOs requires affirmative votes from the holders of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Shares not present at the meeting and broker-non votes have no effect on the approval of this matter, while abstentions will count as votes “against.” Pursuant to current NYSE regulations, brokers and other NYSE member organizations do not have discretionary voting power over the approval of the non-binding, advisory vote on the compensation of the Company’s Named Executive Officers. Therefore, if you hold shares through a broker or other NYSE member organization and do not provide voting instructions to your, broker or other NYSE member organization, your shares will not be entitled to vote with respect to this proposal. If you timely submit a signed proxy card but fail to specify instructions to vote with respect to this proposal, the proxy card will be voted “FOR” the resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING, ADVISORY RESOLUTION APPROVING THE COMPENSATON OF OUR NEOs.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT AND COMMITTEE CHARTERS

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Conduct and the charters of the Audit Committee, Compensation Committee and NCGCC, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained the investor relations section of our corporate website, https://ir.alignmenthealth.com/, or may be requested in print, at no cost, by mail at Alignment Healthcare, Inc., 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868, Attention: Investor Relations.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. The investor relations section of our corporate website may be found at https://ir.alignmenthealth.com/. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION

Alignment is paying the expenses of this solicitation. Alignment will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of common stock held as of the Record Date by such persons, and Alignment will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Alignment may solicit proxies in person or by telephone, facsimile, email or other similar means. Such individuals will not receive any additional compensation for these solicitation activities.

APPENDIX – NON-GAAP FINANCIAL MEASURES

Adjusted Gross Profit and Medical Benefits Ratio, or MBR

Adjusted gross profit is a non-GAAP financial measure that we define as loss from operations before depreciation and amortization, clinical equity-based compensation expense, and selling, general, and administrative expenses. Adjusted gross profit is a key measure used by our management and Board of Directors to understand and evaluate our operating performance and trends before the impact of our consolidated selling, general and administrative expenses.

Adjusted gross profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted gross profit in lieu of loss from operations, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term adjusted gross profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Adjusted gross profit is reconciled as follows:

	Year Ended December 31,
	2022	2021
(dollars in thousands)
Loss from operations	$(128,639)	$(178,072)
Add back:
Equity-based compensation (medical expenses)	9,128	15,418
Depreciation (medical expenses)	213	220
Depreciation and amortization	17,273	15,813
Selling, general, and administrative expenses	295,646	290,991
Total add back	322,260	322,442
Adjusted gross profit	$193,621	$144,370
Adjusted gross profit %	13.5%	12.4%

We calculate our medical benefits ratio (“MBR”) by dividing total medical expenses, excluding depreciation and equity-based compensation, by total revenues in a given period. We believe our MBR is an indicator of our gross profit for our Medicare Advantage plans and demonstrates the ability of our clinical model to produce superior outcomes by identifying and providing targeted care to our high-risk members resulting in improved member health and reduced total population medical expenses. We expect that this metric may fluctuate over time due to a variety of factors, including our pace of new member growth given that new members typically join Alignment with higher MBRs, while our model has demonstrated an ability to improve MBR for a given cohort over time.

When we determine, on an annual basis, whether we have satisfied the CMS minimum Medical Loss Ratio (“MLR”) of 85%, adjustments are made to the MBR calculation to include certain additional expenses related to improving the quality of care provided, and to exclude certain taxes and fees, in each case as permitted or required by CMS and applicable regulatory requirements.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss before interest expense, income taxes, depreciation and amortization expense, reorganization and transaction-related expenses and equity-based compensation expense. Adjusted EBITDA is a key measure used by our management and our Board of Directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of our business. Given our intent to continue to invest in our platform and the scalability of our business in the short to medium-term, we believe Adjusted EBITDA over the long term will be an important indicator of value creation.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net loss, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is reconciled as follows:

	Year Ended December 31,
	2022	2021
(dollars in thousands)
Net loss	$(149,639)	$(195,286)
Less: Net loss attributable to noncontrolling interest	92	—
Add back:
Interest expense	18,289	17,443
Depreciation and amortization	17,486	16,033
Income taxes	339	—
EBITDA	(113,433)	(161,810)
Equity-based compensation(1)	81,718	121,999
Reorganization and transaction-related expenses(2)	579	4,585
Acquisition expenses(3)	1,614	2,110
Loss on sublease and disposal of assets(4)	611	—
Loss on extinguishment of debt	2,196	—
Adjusted EBITDA	$(26,715)	$(33,116)

(1)
2022 represents equity-based compensation related to grants made in the current year, as well as equity-based compensation related to the timing of the IPO, which includes previously issued stock appreciation rights ("SARs") liability awards, modifications related to transaction vesting units, and grants made in conjunction with the IPO. 2021 represents equity-based compensation related to the timing of the IPO. Equity-based compensation expense for the year ended December 31, 2021 includes $11.4 million related to the cash settlement of SARs.
(2)
Represents legal, professional, accounting and other advisory fees related to our pre-IPO corporate reorganization and the IPO that are considered non-recurring and non-capitalizable.
(3)
Represents acquisition-related fees, such as legal and advisory fees, that are non-capitalizable.
(4)
Represents loss related to right of use (“ROU”) assets that were subleased in the second quarter of 2022 and loss related to disposal of assets.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ALHC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-314-3346 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ALHC P.O. BOX 8016, CARY, NC 27512-9903 Alignment Healthcare, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 10, 2023 TIME: Tuesday, June 6, 2023, 8:00 AM Pacific Time PLACE: Annual Meeting to be held live via the Internet Please visit www.proxydocs.com/ALHC for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints John Kao and Thomas Freeman (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alignment Healthcare, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Alignment Healthcare, Inc.

Annual Meeting of Stockholders

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Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________

Alignment Healthcare, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH DIRECTOR NOMINEE UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Jody Bilney P2 P2 FOR 1.02 David Hodgson P3 P3 FOR 1.03 Jacqueline Kosecoff P4 P4 FOR 1.04 Jeffrey Margolis P5 P5 FOR FOR AGAINST ABSTAIN 2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. P6 P6 P6 FOR 3. Approve, on an advisory basis, the compensation of our Named Executive Officers. P7 P7 P7 FOR